EXHIBIT 4.1

INDENTURE

between

FORD CREDIT AUTO LEASE TRUST 2015-B,
as Issuer

and

THE BANK OF NEW YORK MELLON,
as Indenture Trustee

Dated as of October 1, 2015

i

ii

iii

INDENTURE, dated as of October 1, 2015 (this “Indenture”), between FORD CREDIT AUTO LEASE TRUST 2015-B, a Delaware statutory trust, as Issuer, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee for the benefit of the 2015-B Secured Parties.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the 2015-B Secured Parties.

GRANTING CLAUSE

The Issuer Grants to the Indenture Trustee at the 2015-B Closing Date, as Indenture Trustee for the benefit of the 2015-B Secured Parties, all of the Issuer’s right, title and interest in, to and under, whether now owned or later acquired, the 2015-B Collateral.  The foregoing Grant is made in trust to secure (a) the payment of principal of, interest on and any other amounts owing in respect of the Notes as provided in this Indenture and (b) compliance by the Issuer with the provisions of this Indenture for the benefit of the 2015-B Secured Parties.

The Titling Companies hereby jointly and severally Grant to the Indenture Trustee at the 2015-B Closing Date, as Indenture Trustee for the benefit of the 2015-B Secured Parties, all of the Titling Companies’ right, title and interest in, to and under, whether now owned or existing or later acquired or arising in, the Titling Company Collateral Accounts.  The foregoing Grant is made in trust to secure (a) the payment of principal of and interest on, and any other amounts owing in respect of, the 2015-B Exchange Note as provided in the Exchange Note Supplement and (b) compliance by the Titling Companies with the provisions of the Exchange Note Supplement for the benefit of the 2015-B Secured Parties.

The Indenture Trustee acknowledges these Grants, accepts the trusts under this Indenture in accordance with this Indenture and agrees to perform the duties required in this Indenture and the Exchange Note Supplement so that the interests of the 2015-B Secured Parties may be adequately and effectively protected.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not otherwise defined in this Indenture are defined in Appendix 1 to the Exchange Note Supplement to the Credit and Security Agreement (as defined below), dated as of October 1, 2015 (the “Exchange Note Supplement”), among CAB East LLC (“CAB East”), as a Borrower, CAB West LLC (“CAB West”), as a Borrower, FCALM, LLC (“FCALM” and, together with CAB East and CAB West, the “Titling Companies”), as a Borrower, U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, HTD Leasing LLC (“HTD”), as Collateral Agent, and Ford Motor Credit Company LLC (“Ford Credit”), as Lender and Servicer.  Capitalized terms used but not otherwise defined in this Indenture or in Appendix 1 to the Exchange Note Supplement are defined in Appendix A to the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as

Lender and Servicer.  Appendix 1 and Appendix A also contain rules of usage applicable to this Indenture and are incorporated by reference into this Indenture.

Section 1.2.                                 Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Indenture Trustee; and

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Securities and Exchange Commission rule have the meaning assigned to them by those definitions.

ARTICLE II
THE NOTES

Section 2.1.                                 Form.

(a)                                 Each Class of Notes, together with the Indenture Trustee’s certificates of authentication, will be in substantially the form set forth in Exhibit A with any variations required or permitted by this Indenture.  The Notes may have any marks of identification and legends or endorsements placed on them determined to be reasonably required, consistent with this Indenture, by the Responsible Person of the Issuer executing the Notes, as evidenced by their execution of the Notes.  The physical Notes will be produced by any method as determined by the Responsible Person of the Issuer executing the Notes, as evidenced by their execution of the Notes.

(b)                                 Each Note will be dated the date of its authentication.  The Notes set forth in Exhibit A are part of this Indenture and are incorporated into this Indenture by reference.

Section 2.2.                                 Execution, Authentication and Delivery.

(a)                                 A Responsible Person of the Issuer will execute the Notes on behalf of the Issuer.  The signature of the Responsible Person on the Notes may be manual or facsimile.  Notes bearing the manual or facsimile signature of an individual who was a Responsible Person of the Issuer will bind the Issuer, notwithstanding that the individual has ceased to hold that office before the authentication and delivery of the Notes or did not hold that office at the date of issuance of the Notes.

(b)                                 The Indenture Trustee will, on Issuer Order, authenticate and deliver the Notes for original issue in the Classes, Note Interest Rates and initial Note Balances as set forth below.

Class	Note Interest Rate	Initial Note Balance
Class A-1 Notes	0.43000%	$160,000,000
Class A-2a Notes	1.04%	$217,000,000
Class A-2b Notes	LIBOR + 0.53%	$170,000,000
Class A-3 Notes	1.38%	$247,000,000
Class A-4 Notes	1.54%	$108,000,000
Class B Notes	1.92%	$50,700,000
Class C Notes	2.44%	$47,300,000

(c)                                  The Notes will initially be issued as Book-Entry Notes.  The Notes will be issuable in minimum denominations of $1,000 and in multiples of $1,000 in excess of $1,000.  Notwithstanding the foregoing, one Note of each Class may fail to be in the applicable minimum denomination due to the difference between that minimum denomination requirement and the initial Note Balance of the Notes.

(d)                                 No Note will be entitled to any benefit under this Indenture or be valid for any purpose, unless it bears a certificate of authentication substantially in the form provided for in this Indenture executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and the certificate of authentication on any Note will be conclusive evidence, and the only evidence, that the Note has been duly authenticated and delivered under this Indenture.

Section 2.3.                                 Tax Treatment.  The Issuer intends that Notes that are owned or beneficially owned by a Person other than Ford Credit or its Affiliates will be indebtedness of the Issuer, secured by the 2015-B Collateral, for U.S. federal, State and local income and franchise tax purposes.  The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for U.S. federal, State and local income and franchise tax purposes as indebtedness of the Issuer.

Section 2.4.                                 Registration; Registration of Transfer and Exchange.

(a)                                 The Issuer appoints the Indenture Trustee to be the “Note Registrar” and to keep a register (the “Note Register”) for the purpose of registering Notes and transfers of Notes as provided in this Indenture.  On any resignation of the Note Registrar, the Issuer will promptly appoint a successor or, if it elects not to make the appointment, assume the duties of Note Registrar.  If the Issuer appoints a Person other than the Indenture Trustee as Note Registrar, (i) the Issuer will notify the Indenture Trustee of the appointment, (ii) the Indenture Trustee will have the right to inspect the Note Register at all reasonable times and to obtain copies of the Note Register and (iii) the Indenture Trustee will have the right to rely on a certificate executed by an officer of the Note Registrar listing the names and addresses of the Noteholders and the principal amounts and number of the Notes.

(b)                                 On surrender for registration of transfer of any Note at the office or agency of the Issuer maintained under Section 3.2, if the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, the Indenture Trustee will authenticate and the Noteholder will obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class, in any authorized denomination, in the same aggregate principal amount.

(c)                                  A Noteholder may exchange Notes for other Notes of the same Class, in any authorized denominations, in the same aggregate principal amount, by surrendering the Notes to be exchanged at the office or agency of the Issuer maintained under Section 3.2.  If the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, the Indenture Trustee will authenticate and the Noteholder will obtain from the Indenture Trustee the Notes that the Noteholder making the exchange is entitled to receive.

(d)                                 All Notes issued on any registration of transfer or exchange of Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered on the registration of transfer or exchange.

(e)                                  Every Note presented or surrendered for registration of transfer or exchange will be (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar or the Indenture Trustee duly executed by, the Noteholder of the Note or the Noteholder’s attorney duly authorized in writing, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in the Securities Transfer Agents Medallion Program or another “signature guarantee program” determined by the Note Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Exchange Act and (ii) accompanied by other documents the Indenture Trustee may require.

(f)                                   None of the Issuer, the Note Registrar or the Indenture Trustee will impose a service charge on a Noteholder for any registration of transfer or exchange of Notes.  The Issuer, the Note Registrar or the Indenture Trustee may require the Noteholder to pay an amount sufficient to cover any tax or other governmental charge that may be imposed in connection with the registration of transfer or exchange of the Notes.

(g)                                  Neither the Issuer nor the Note Registrar will be required to register transfers or exchanges of Notes selected for redemption or Notes whose next Payment Date is not more than 15 days after the requested date of the transfer or exchange.

(h)                                 The Class C Notes (the “Rule 144A Notes”) have not been registered under the Securities Act or any State securities law.  None of the Issuer, the Note Registrar or the Indenture Trustee is obligated to register the Rule 144A Notes under the Securities Act or any State securities or “blue sky” laws or to take any other action not otherwise required under this Indenture or the Trust Agreement to permit the transfer of any Rule 144A Note without registration.  The Issuer, at the direction of the Depositor or the Indenture Administrator, may elect to register, or cause the registration of, the Rule 144A Notes under the Securities Act and any applicable State securities law, in which case the Issuer will deliver, or cause to be delivered, to the Indenture Trustee and the Registrar any Opinions of Counsel, Officer’s Certificates and other information determined by the Depositor to be necessary to effect the registration.

(i)                                     Until the Rule 144A Notes have been registered under the Securities Act and any applicable State securities law under Section 2.4(h), no Rule 144A Note may be sold, transferred, assigned, participated, pledged, or otherwise disposed of (any such act, a “Rule 144A Note Transfer”) to any Person except in accordance with the provisions of this Section 2.4, and any purported Rule 144A Note Transfer in violation of this Section 2.4 will be null and void (a “Void Rule 144A Note Transfer”).

(j)                                    Each Rule 144A Note will bear the legend contained in Exhibit A unless determined otherwise by the Indenture Administrator (as certified to the Indenture Trustee in an Officer’s Certificate) consistent with applicable law.

As a condition to the registration of any Rule 144A Note Transfer, the prospective transferee of the Rule 144A Note will be deemed to represent to the Indenture Trustee, the Note Registrar and the Issuer the following:

(i)                                     It understands that the Rule 144A Notes have not been registered under the Securities Act or any State or other applicable securities or “blue sky” law.

(ii)                                  It understands that Rule 144A Note Transfers are only permitted if made in compliance with the Securities Act and other applicable laws and only to a person that the holder reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”).

(iii)                               It (A) is a QIB, (B) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring the Rule 144A Notes or any interest or participation in the Rule 144A Notes for the account of another QIB, that other QIB is aware that the sale is being made in reliance on Rule 144A and (C) is acquiring the Rule 144A Notes or any interest or participation in the Rule 144A Notes for its own account or for the account of another QIB.

(iv)                              It is purchasing the Rule 144A Notes for its own account or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to offer, transfer, assign, participate, pledge or otherwise dispose of the Rule 144A Notes in connection with any distribution of the Rule 144A Notes that would violate the Securities Act.

(k)                                 By acceptance of any Rule 144A Note, the related Rule 144A Noteholder specifically agrees with and represents to the Depositor, the Issuer and the Note Registrar, that no Rule 144A Note Transfer will be made unless (i) the registration requirements of the Securities Act and any applicable State securities laws have been complied with in respect of the Rule 144A Note in accordance with Section 2.4(h), (ii) the Rule 144A Note Transfer is to the Depositor or its Affiliates or (iii) the Rule 144A Note Transfer is exempt from the registration requirements under the Securities Act because the Rule 144A Note Transfer is in compliance with Rule 144A, to a transferee who the transferor reasonably believes is a QIB that is purchasing for its own account or for the account of a QIB and to whom notice is given that the Rule 144A Note Transfer is being made in reliance on Rule 144A.

(l)                                     The Indenture Administrator will make available to the prospective transferor and transferee of a Rule 144A Note information requested to satisfy the requirements of paragraph (d)(4) of Rule 144A (the “Rule 144A Information”). The Rule 144A Information will include any or all of the following items requested by the prospective transferee:

(i)                                     the offering memorandum relating to the Rule 144A Notes and any amendments or supplements to that offering memorandum;

(ii)                                  the Monthly Investor Report for each Payment Date preceding the request; and

(iii)                               other information reasonably available to the Indenture Administrator in order to comply with requests for information under Rule 144A.

(m)                             Each Note Owner that is subject to Title I of ERISA, Section 4975 of the Code or any Similar Law, by accepting an interest or participation in a Note, is deemed to represent that its purchase, holding and disposition of that interest or participation does not constitute and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules (or, if the Note Owner is subject to any Similar Law, the purchase, holding and disposition does not constitute and will not result in a violation of that Similar Law).

Section 2.5.                                 Mutilated, Destroyed, Lost or Stolen Notes.

(a)                                 If a mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of a Note, then the Issuer will execute and, on Issuer Request, the Indenture Trustee will authenticate and deliver a replacement Note of the same Class and principal amount in exchange for or in lieu of the Note so long as (i) the Indenture Trustee receives any security or indemnity required by it to hold the Issuer and the Indenture Trustee harmless, (ii) none of the Issuer, the Note Registrar or the Indenture Trustee have received notice that the Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC and (iii) the requirements of Section 8-405 of the UCC are met.  However, if any such destroyed, lost or stolen Note (but not a mutilated Note) is due and payable within 15 days or has been called for redemption, instead of issuing a replacement Note, the Issuer may pay the destroyed, lost or stolen Note when so due or payable or on the Redemption Date without surrender of the Note.  If a protected purchaser of the original Note in lieu of which the replacement Note was issued (or the payment made) presents for payment the original Note, the Issuer and the Indenture Trustee will be entitled to recover the replacement Note (or the payment) from the Person to whom it was delivered or any Person taking the replacement Note (or the payment) from the Person to whom the replacement Note (or the payment) was delivered or any assignee of that Person, except a protected purchaser, and will be entitled to recover on the security or indemnity provided for the replacement Note (or the payment) for any cost, expense, loss, damage, claim or liability incurred by the Issuer or the Indenture Trustee in connection with the replacement Note (or the payment).

(b)                                 On the issuance of any replacement Note under Section 2.5(a), the Issuer may require the Noteholder of the Note to pay an amount sufficient to cover any tax or other governmental charge imposed and any other reasonable expenses incurred in connection with the replacement Note.

(c)                                  Each replacement Note issued under Section 2.5(a) will constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note will be enforceable by anyone and, except as otherwise provided in this Indenture, will be entitled to all the benefits of this Indenture equally and proportionately with all other Notes of the same Class duly issued under this Indenture.

(d)                                 This Section 2.5 is exclusive and precludes (to the extent lawful) all other rights and remedies for the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6.                                 Persons Deemed Owners.  On any date, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered as of that date as the owner of the Note for the purpose of receiving payments of principal of and any interest on the Note and for all other purposes, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee will be affected by notice to the contrary.

Section 2.7.                                 Payment of Principal and Interest.

(a)                                 Each Class of Notes will accrue interest at the applicable Note Interest Rate.  Interest on each Note will be due and payable on each Payment Date as specified in the Note.  Interest on the Class A-1 Notes and the Class A-2b Notes will be computed on the basis of actual number of days elapsed and a 360-day year.  Interest on the Notes (other than the Class A-1 Notes and the Class A-2b Notes) will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)                                 Interest and principal payments on each Class of Notes will be made ratably to the Noteholders of the Class entitled to those payments.  On each Payment Date, distributions to be made of interest on and principal of the Book-Entry Notes will be paid to the Registered Noteholder by wire transfer in immediately available funds to the account designated by the nominee of the Clearing Agency (initially, the nominee will be Cede & Co.).  Distributions to be made of interest on and principal of the Definitive Notes will be paid to the Registered Noteholder (i) if the Noteholder has provided to the Note Registrar appropriate instructions at least five Business Days before that Payment Date and the aggregate original principal amount of the Noteholder’s Notes is at least $1,000,000, by wire transfer in immediately available funds to the account of the Noteholder or (ii) by check mailed first class mail, postage prepaid, to the Registered Noteholder’s address as it appears on the Note Register on the related Record Date.  However, the final installment of principal (whether payable by wire transfer or check) of each Note on a Payment Date, the Redemption Date or the applicable Final Scheduled Payment Date will be payable only on presentation and surrender of the Note.  The Indenture Trustee will notify each Registered Noteholder of the date on which the Issuer expects that the final installment of principal of and interest on the Registered Noteholder’s Notes will be paid not later than five days before that date.  The notice will specify the place where the Notes may be presented and surrendered for payment of that installment.  All funds paid by wire transfers or checks that are returned undelivered will be held in accordance with Section 3.3.

(c)                                  The principal of each Note will be payable in installments on each Payment Date as specified in the Note.  The entire unpaid Note Balance of each Class of Notes will be due and payable on the earlier of its applicable Final Scheduled Payment Date and the Redemption Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes will be due and payable on the date on which the Notes are declared to be immediately due and payable in the manner provided in Section 5.2(a).

Section 2.8.                                 Cancellation.  Any Person that receives a Note surrendered for payment, registration of transfer, exchange or redemption will deliver the Note to the Indenture Trustee.  The Indenture Trustee will promptly cancel all Notes it receives that have been surrendered for payment, registration of transfer or exchange, or redemption.  The Issuer may deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered under this Indenture which the Issuer may have acquired in any manner, and the Indenture Trustee will promptly cancel the Notes.  No Notes will be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.8.  The Indenture Trustee may hold or dispose of all cancelled Notes in accordance with its standard retention or disposal policy unless the Issuer directs, by Issuer Order, that they be destroyed or returned to it (so long as the Notes have not been disposed of previously by the Indenture Trustee).

Section 2.9.                                 Release of 2015-B Collateral.  The Indenture Trustee will release property from the Lien of this Indenture only in accordance with Sections 8.4 and 10.1.

Section 2.10.                          Book-Entry Notes.  The Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes will be issued as Book-Entry Notes on the 2015-B Closing Date.  The Book-Entry Notes, on original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes and delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer.  The Book-Entry Notes will be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing the Note Owner’s interest in the Note, except as provided in Section 2.11.  Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners under Section 2.11:

(a)                                 for Book-Entry Notes, the Note Registrar and the Indenture Trustee will be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Book-Entry Notes and the giving of notices, instructions or directions under this Indenture) as the sole Noteholder of the Book-Entry Notes, and will have no obligation to the Note Owners;

(b)                                 the Clearing Agency will make book-entry transfers among its participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to the participants;

(c)                                  to the extent that this Section 2.10 conflicts with any other provisions of this Indenture, this Section 2.10 will control;

(d)                                 the rights of Note Owners may be exercised only through the Clearing Agency and will be limited to those established by law and agreements between the Note Owners and the Clearing Agency and/or its participants under the DTC Letter; and

(e)                                  whenever this Indenture requires or permits actions to be taken based on instructions or directions of Noteholders of a specified percentage of the Note Balance of the Notes Outstanding (or the Controlling Class), the Clearing Agency will be deemed to represent that percentage only to the extent that it has received instructions to that effect from Note Owners and/or the Clearing Agency’s participants owning or representing, respectively, the required percentage of the beneficial interest of the Notes Outstanding (or the Controlling Class) and has delivered the instructions to the Indenture Trustee.

Section 2.11.                          Definitive Notes.  For any Class or Classes of Book-Entry Notes, if (a) the Indenture Administrator notifies the Indenture Trustee that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as depository for the Book-Entry Notes and the Indenture Administrator is unable to reach an agreement on satisfactory terms with a qualified successor, (b) the Indenture Administrator notifies the Indenture Trustee that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default or a Servicer Event of Default, so long as any Book-Entry Notes are Outstanding, Note Owners of a majority of the Note Balance of the Controlling Class notify the Indenture Trustee and the Clearing Agency that they elect to terminate the book-entry system through the Clearing Agency, then the Clearing Agency will notify all Note Owners and the Indenture Trustee of the occurrence of their election and of the availability of Definitive Notes to the Note Owners.  After the Clearing Agency has surrendered the typewritten Notes representing the Book-Entry Notes and delivered the registration instructions to the Indenture Trustee, the Issuer will execute and the Indenture Trustee, on Issuer Request, will authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.  None of the Issuer, the Note Registrar or the Indenture Trustee will be liable for any delay in delivery of the instructions and may conclusively rely, and will be protected in relying, on the instructions.  On the issuance of Definitive Notes to Note Owners, the Indenture Trustee will recognize the holders of the Definitive Notes as Noteholders.

Section 2.12.                          Authenticating Agents.

(a)                                 The Indenture Trustee may appoint one or more Persons (each, an “Authenticating Agent”) with the power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuances, transfers and exchanges under Sections 2.2, 2.4, 2.5 and 9.6, as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate the Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent under this Section 2.12 is deemed to be the authentication of Notes “by the Indenture Trustee.”

(b)                                 Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, any Person resulting from any merger or consolidation or conversion to which an Authenticating Agent is a party, or any Person succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, will be the successor of the Authenticating Agent under this Indenture without the execution or filing of any document or any further act.

(c)                                  An Authenticating Agent may resign by giving notice of resignation to the Indenture Trustee and the Owner Trustee.  The Indenture Trustee may terminate the agency of an Authenticating Agent by giving notice of termination to the Authenticating Agent and the Owner Trustee.  On receiving the notice of resignation or on a termination, the Indenture Trustee may appoint a successor Authenticating Agent and will notify the Owner Trustee of any such appointment.

(d)                                 Sections 2.8 and 6.4 will apply to each Authenticating Agent.

Section 2.13.                          Note Paying Agents.

(a)                                 The Indenture Trustee may appoint one or more Note Paying Agents that meet the eligibility standards for the Indenture Trustee specified in Section 6.11(a).  The Note Paying Agents will have the power to make distributions from the Bank Accounts.

(b)                                 Any Person into which a Note Paying Agent may be merged or converted or with which it may be consolidated, any Person resulting from any merger or consolidation or conversion to which a Note Paying Agent is a party or any Person succeeding to all or substantially all of the corporate trust business of a Note Paying Agent, will be the successor of the Note Paying Agent under this Indenture without the execution or filing of any document or any further act.

(c)                                  A Note Paying Agent may resign by giving notice of resignation to the Indenture Trustee, the Indenture Administrator and the Issuer.  The Indenture Trustee may terminate the agency of a Note Paying Agent by giving notice of termination to the Note Paying Agent, the Indenture Administrator and the Issuer.  On receiving the notice of resignation or on a termination, the Indenture Trustee may appoint a successor Note Paying Agent and will notify the Indenture Administrator and the Issuer of any such appointment.

(d)                                 Sections 2.8 and 6.4 will apply to each Note Paying Agent.

ARTICLE III
COVENANTS AND REPRESENTATIONS

Section 3.1.                                 Payment of Principal and Interest.  The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the Notes and this Indenture.  Amounts withheld under the Code or any State or local tax law by any Person from a payment to any Noteholder will be considered as having been paid by the Issuer to the Noteholder.

Section 3.2.                                 Maintenance of Office or Agency.  The Issuer will maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or on the Issuer in respect of the Notes and this Indenture may be served.  The Issuer initially appoints the Indenture Trustee to serve as its agent for those purposes.  The Issuer will promptly notify the Indenture Trustee of any change in the location of the office or agency.  If the Issuer fails to maintain any such office or agency or fails to furnish the Indenture Trustee with the address of the office or agency, those surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer appoints the Indenture Trustee as its agent to receive all surrenders, notices and demands.

Section 3.3.                                 Money for Payments To Be Held in Trust.

(a)                                 All payments of amounts on any Notes that are to be made from amounts withdrawn from the Bank Accounts will be made on behalf of the Issuer by the Indenture Trustee or by another Note Paying Agent, and no amounts so withdrawn for payments on the Notes may be paid over to or at the direction of the Issuer, except as provided in this Section 3.3.

(b)                                 The Indenture Trustee (including, if applicable, in its capacity as Note Paying Agent) will, and will cause each Note Paying Agent (other than the Indenture Trustee itself) to, execute and deliver to the Indenture Trustee, an instrument in which the Note Paying Agent agrees with the Indenture Trustee to:

(i)                                     hold all sums held by it for the payment of amounts on the Notes in trust for the benefit of the Persons entitled to those sums until those sums are paid to those Persons or otherwise disposed of as provided in this Indenture and pay those sums to those Persons as provided in this Indenture;

(ii)                                  give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made on the Notes;

(iii)                               during the continuance of any such default, on the request of the Indenture Trustee, immediately pay to the Indenture Trustee all sums held in trust by the Note Paying Agent;

(iv)                              immediately resign as a Note Paying Agent and immediately pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if it ceases to meet the eligibility standards specified in Section 6.11(a) for the Indenture Trustee; and

(v)                                 comply with all requirements of the Code and any State or local tax law for withholding and reporting requirements in connection with payments on the Notes.

(c)                                  The Issuer may by Issuer Order, direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by the Note Paying Agent, those sums to be held by the Indenture Trustee on the same terms as those on which the sums were held by the Note Paying Agent.  On a Note Paying Agent’s payment of all sums held in trust to the Indenture Trustee, the Note Paying Agent will be released from all further liability for that money.

(d)                                 Subject to laws regarding escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due on any Note and remaining unclaimed for two years after that amount has become due and payable will be discharged from the trust and paid to the Issuer on Issuer Request.  After the discharge and payment, the Noteholder of the Note will, as an unsecured general creditor, look only to the Issuer for payment of the amount due and unclaimed (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or the Note Paying Agent for the trust money will then cease.  However, the Indenture Trustee or the Note Paying Agent, before making any such repayment, will publish once, at the expense and direction of the Issuer, in a newspaper customarily published on each Business Day in the English language and of general circulation in The City of New York, notice that the money remains unclaimed and that after a date specified in the notice, which must be at least 30 days from the date of publication, any unclaimed balance of the money then remaining will be repaid to the Issuer.  The Indenture Trustee will also adopt and employ, at the expense of the Indenture Administrator and direction of the Issuer, any other reasonable means of notification of the repayment (including notifying Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Note Paying Agent of the repayment, at the last address of record for each such Noteholder).

Section 3.4.                                 Existence.  The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the Delaware Statutory Trust Act (unless it becomes, or any successor Issuer under this Indenture is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of that other jurisdiction) and will obtain and preserve its qualification in each jurisdiction in which the qualification is or will be necessary to protect the validity and enforceability of this Indenture, the Notes, the 2015-B Collateral and each other instrument or agreement included in the 2015-B Collateral.

Section 3.5.                                 Protection of 2015-B Collateral.

(a)                                 The Issuer will (i) execute and deliver any supplements and amendments to this Indenture and instruments of further assurance and other instruments, (ii) file or authorize and cause to be filed any financing statements and amendments and continuations of such financing statements and (iii) take any other action, in each case, necessary or advisable to:

(A)                               maintain or preserve the Lien and security interest (and the priority of the security interest) of this Indenture or carry out more effectively the purposes of this Indenture;

(B)                               perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(C)                               enforce any of the 2015-B Collateral; or

(D)                               preserve and defend title to the 2015-B Collateral and the rights of the Indenture Trustee and the 2015-B Secured Parties in the 2015-B Collateral against the claims of all Persons.

(b)                                 The Issuer authorizes the Indenture Administrator and the Indenture Trustee to file any financing or continuation statements, and amendments to those statements, in all jurisdictions and with all filing offices as are necessary or advisable to preserve, maintain and protect the interest of the Indenture Trustee in the 2015-B Collateral.  The financing and continuation statements may describe the 2015-B Collateral in any manner as the Indenture

Administrator or the Indenture Trustee may reasonably determine to ensure the perfection of the interest of the Indenture Trustee in the 2015-B Collateral (including describing the 2015-B Collateral as “all assets” of the Issuer).  The Indenture Administrator or the Indenture Trustee, as applicable, will deliver to the Issuer file-stamped copies of, or filing receipts for, any such financing statement and continuation statement promptly on the document becoming available following filing.

(c)                                  The Indenture Trustee is under no obligation (i) to make any determination of whether any such financing or continuation statements, and amendments to those statements, are required to be filed under this Section 3.5 or (ii) to file any such financing or continuation statements, or amendment to the statements, and will not be liable for failure to do so.

Section 3.6.                                 Performance of Obligations; Servicing of Receivables.

(a)                                 No Release of Material Covenants or Obligations.  The Issuer will not take any action, and will use its commercially reasonable efforts to prevent any action from being taken by others, that would release any Person from any material covenants or obligations under any instrument or agreement included in the 2015-B Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as provided in any 2015-B Basic Document.

(b)                                 Contracting.  The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of those duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer will be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicer and the Indenture Administrator to assist the Issuer in performing its duties under this Indenture.

(c)                                  Performance of Obligations.  The Issuer will punctually perform and observe all of its obligations and agreements contained in the 2015-B Basic Documents and in the instruments and agreements included in the 2015-B Collateral.

(d)                                 Servicer Event of Default.  If the Issuer has actual knowledge of the occurrence of a Facility Servicer Event of Default or Exchange Note Servicer Event of Default, the Issuer will promptly notify the Indenture Trustee and the Rating Agencies of the occurrence and specify in the notice any action the Issuer is taking in respect of the event.  If an Exchange Note Servicer Event of Default arises from the failure of the Servicer to perform any of its duties and obligations under the Servicing Agreement for the 2015-B Collateral, the Issuer will take all reasonable steps available to cause the Servicer to remedy the failure.

(e)                                  Servicer Termination; Successor Servicer.  Within two Business Days after any termination of the Servicer’s rights and powers under Sections 8.1 or 8.3 of the Servicing Agreement or resignation of the Servicer under Section 3.6 of the Servicing Agreement, the Issuer will notify the Indenture Trustee.  As soon as a successor Servicer is appointed under Section 8.4 of the Servicing Agreement, the Issuer will notify the Indenture Trustee of the appointment, specifying in the notice the name and address of the successor Servicer.  The Issuer will deliver to the Rating Agencies a copy of any notice of the appointment of a successor

Servicer that is received by the Indenture Trustee under this Section 3.6(e), within ten days after the date on which the Indenture Trustee receives the notice.

Section 3.7.                                 Negative Covenants.  So long as any Notes are Outstanding, the Issuer will not:

(a)                                 except as permitted by any 2015-B Basic Document, sell, transfer, exchange or otherwise dispose of any portion of the 2015-B Collateral unless directed to do so by the Indenture Trustee;

(b)                                 claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld from those payments under the Code or any State or local tax law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed on the Issuer or the 2015-B Collateral;

(c)                                  dissolve or liquidate in whole or in part;

(d)                                 permit (i) the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations for the Notes under this Indenture except in each case as permitted by this Indenture, (ii) any Lien other than Permitted Liens to be created on or extend to or otherwise arise on or burden the 2015-B Collateral or (iii) the Lien of this Indenture not to constitute a valid first priority security interest in the 2015-B Collateral (other than for Permitted Liens); or

(e)                                  except as otherwise provided in any 2015-B Basic Document, amend, modify, waive, supplement, terminate or surrender any 2015-B Collateral or any of the 2015-B Basic Documents without the consent of the Indenture Trustee or the Noteholders of a majority of the Note Balance of the Notes Outstanding and on notice by the Issuer to the Rating Agencies.

Section 3.8.                                 Opinions on 2015-B Collateral.

(a)                                 If this Indenture is subject to recording in any appropriate public recording offices, the Issuer, at its expense, will effect the recording and deliver an Opinion of Counsel to the Indenture Trustee (which may be counsel to the Issuer or any other counsel reasonably acceptable to the Indenture Trustee) stating that the recording is necessary either for the protection of the 2015-B Secured Parties or any other Person secured under this Indenture or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

(b)                                 On the 2015-B Closing Date, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel stating that this Indenture and all financing statements have been properly recorded and filed to make effective the Lien intended to be created by this Indenture, and reciting the details of the action or stating that in the opinion of that counsel no such action is necessary to make the Lien effective.

(c)                                  On or before April 30 of each year, beginning in the year after the 2015-B Closing Date, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of that counsel, all necessary action has been taken for the recording, filing, re-

recording and refiling of this Indenture and all financing statements and continuation statements to maintain the Lien of this Indenture, and reciting the details of the action or stating that in the opinion of that counsel no such action is necessary to maintain the Lien.

Section 3.9.                                 Annual Statement of Compliance.  The Issuer will deliver to the Indenture Trustee within 90 days after the end of each year, beginning in the year after the 2015-B Closing Date, an Officer’s Certificate signed by a Responsible Person of the Issuer, stating that (a) a review of the Issuer’s activities and of its performance under this Indenture during the preceding year has been made under that Responsible Person’s supervision and (b) to the Responsible Person’s knowledge, based on the review, the Issuer has complied in all material respects with all of its conditions and covenants under this Indenture throughout the preceding year or, if there has been a failure to comply in any material respect, specifying each such failure known to the Responsible Person and the nature and status of the failure.  A copy of the Officer’s Certificate referred to in this Section 3.9 may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.  The Issuer’s obligation to deliver an Officer’s Certificate under this Section 3.9 will terminate on the payment in full of the Notes, including by redemption in whole under Section 10.1.

Section 3.10.                          Consolidation and Merger; Sale of Assets.  The Issuer will not consolidate or merge with or into any other Person or convey or transfer all or substantially all of the assets included in the 2015-B Collateral to any Person, unless:

(a)                                 the Person (if other than the Issuer) formed by or surviving the consolidation or merger, or that acquires those assets, (i) is organized and existing under the laws of the United States or any State and (ii) assumes, by an indenture supplemental to this Indenture, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture to be performed or observed by the Issuer, all as provided in this Indenture;

(b)                                 for a conveyance or transfer of all or substantially all of the assets included in the 2015-B Collateral, the Person that acquires those assets agrees by means of the supplemental indenture executed and delivered under clause (a) above that (i) all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of the Noteholders, (ii) unless otherwise provided in the supplemental indenture, that Person will indemnify, defend and hold harmless the Issuer from and against any costs, expenses, losses, damages, claims and liabilities (including attorneys’ fees) arising under or related to this Indenture and the Notes and (iii) that Person will make all filings with the Securities and Exchange Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(c)                                  immediately after giving effect to the consolidation, merger or sale, no Default or Event of Default will have occurred and be continuing;

(d)                                 the Rating Agency Condition has been satisfied for the consolidation, merger or sale;

(e)                                  the Issuer has received an Opinion of Counsel (and has delivered copies of the Opinion of Counsel to the Indenture Trustee) stating that the consolidation, merger or sale will not cause (i) any security issued by the Issuer to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii) the Issuer or any Titling Company to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(f)                                   any action that is necessary to maintain the Lien and security interest created by this Indenture has been taken; and

(g)                                  the Issuer has delivered to the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that the consolidation, merger or sale and the supplemental indenture comply with this Article III and that all conditions precedent in this Indenture relating to the consolidation, merger or sale have been complied with (including any filing required by the Exchange Act).

Section 3.11.                          Successor or Transferee.

(a)                                 On any consolidation or merger of the Issuer in accordance with Section 3.10, the Person formed by or surviving the consolidation or merger (if other than the Issuer) will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if that Person had been named as the Issuer in this Indenture.

(b)                                 On a conveyance or sale of all or substantially all of the assets of the Issuer under Section 3.10, the Issuer will be released from every covenant and agreement of this Indenture to be performed or observed by the Issuer for the Notes immediately on the delivery of notice to the Indenture Trustee stating that the Issuer is to be so released.

Section 3.12.                          No Other Activities.  The Issuer will not engage in any activities other than financing, acquiring, owning and pledging the 2015-B Collateral in the manner contemplated by the 2015-B Basic Documents and activities incidental to those activities.

Section 3.13.                          Further Instruments and Acts.  On request of the Indenture Trustee, the Issuer will execute and deliver any further instruments and do any further acts reasonably necessary or proper to carry out the purpose of this Indenture.

Section 3.14.                          Restricted Payments.

(a)                                 The Issuer will not, directly or indirectly, (i) make any distribution (by reduction of capital or otherwise) to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise for any ownership or equity interest or security in or of the Issuer or to the Servicer or the Indenture Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose.

(b)                                 Notwithstanding Section 3.14(a), the Issuer may make payments to the Servicer, the Indenture Administrator, the Owner Trustee, the Indenture Trustee, the Noteholders, the Depositor and the holders of the Residual Interest to the extent contemplated by the 2015-B Basic Documents.

(c)           The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account or the Principal Payment Account except in accordance with the 2015-B Basic Documents.

Section 3.15.         Notice of Events of Default.  The Issuer will notify the Indenture Trustee, the Servicer and the Rating Agencies within five Business Days after a Responsible Person of the Issuer has actual knowledge of an Event of Default.

Section 3.16.         Representations and Warranties of the Issuer regarding Security Interest.  The Issuer represents and warrants to the Indenture Trustee as of the 2015-B Closing Date:

(a)           This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the 2015-B Collateral in favor of the Indenture Trustee which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

(b)           All of the Permitted Investments have been and will be credited to a Securities Account.  The securities intermediary for each Securities Account has agreed to treat all assets credited to the Securities Accounts as “financial assets” within the meaning of the applicable UCC.  The 2015-B Collateral (other than those Permitted Investments which have been credited to a Securities Account) constitutes “instruments” or “general intangibles” within the meaning of the applicable UCC.

(c)           The Issuer owns and has good and marketable title to the 2015-B Collateral free and clear of any Lien other than Permitted Liens.  The executed 2015-B Exchange Note has been delivered to the Indenture Trustee.  The Issuer has received all consents and approvals required by the 2015-B Exchange Note to Grant to the Indenture Trustee all of its interest and rights in the 2015-B Exchange Note, except to the extent that any requirement for consent or approval is rendered ineffective under the applicable UCC.

(d)           The Issuer has caused, or will cause within ten days after the 2015-B Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest Granted in the 2015-B Collateral to the Indenture Trustee.

(e)           The Issuer has delivered to the Indenture Trustee a fully executed agreement under which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Securities Accounts without further consent by the Issuer.

(f)            Other than the security interest Granted to the Indenture Trustee under this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any portion of the 2015-B Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering any portion of the 2015-B Collateral, other than any financing statements relating to the security interest Granted to the Indenture Trustee.  The Issuer is not aware of any judgment or tax Lien filings against it.

(g)           The Securities Accounts are not in the name of any Person other than the Issuer or the Indenture Trustee.  The Issuer has not consented to the securities intermediary of any Securities Account complying with entitlement orders of any Person other than the Indenture Trustee.

(h)           All financing statements filed or to be filed against the Issuer, or any assignor of which the Issuer is the assignee, in favor of the Indenture Trustee in connection with this Indenture describing the 2015-B Collateral contain a statement substantially to the following effect:  “The purchase of or grant of a security interest in any collateral described in this financing statement will violate the rights of the 2015-B Secured Parties.”

The representations and warranties in this Section 3.16, (i) will survive the termination of this Indenture and (ii) may not be waived by the Indenture Trustee.

Section 3.17.         Audits of the Issuer.  The Issuer agrees that, with reasonable prior notice, it will permit any authorized representative of the Indenture Trustee, the Servicer or the Indenture Administrator, during the Issuer’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Issuer relating to the performance of the Issuer’s obligations under this Indenture.  In addition, the Issuer will permit those representatives to make copies and extracts of any such books and records and to discuss the same with the Issuer’s officers and registered public accountants.  Each of the Indenture Trustee, the Servicer and the Indenture Administrator will, and will cause its authorized representatives to, hold in confidence all that information except to the extent (a) disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or (b) that the Indenture Trustee, the Servicer or the Indenture Administrator, as the case may be, reasonably determines that the disclosure is consistent with its obligations under this Indenture.

Section 3.18.         Representations and Warranties of the Issuer.  The Issuer represents and warrants to the Indenture Trustee as of the 2015-B Closing Date:

(a)           Organization and Qualification.  The Issuer is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)           Power, Authorization and Enforceability.  The Issuer has the power and authority to execute, deliver and perform under this Indenture.  The Issuer has authorized the execution, delivery and performance of this Indenture.  This Indenture is the legal, valid and binding obligation of the Issuer enforceable against the Issuer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)           No Conflicts and No Violation.  The execution and delivery by the Issuer of this Indenture, the consummation by the Issuer of the transactions contemplated by this Indenture and the compliance by the Issuer with this Indenture will not (i) violate any Delaware State law, governmental rule or regulation applicable to the Issuer or any judgment or decree binding on it or (ii) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Issuer is a debtor or guarantor, in each case which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under this Indenture.

(d)           No Proceedings.  To the Issuer’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing before any court or other governmental authority of the State of Delaware: (i) asserting the invalidity of this Indenture or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the 2015-B Collateral or the Issuer’s ability to perform its obligations under, or the validity or enforceability of this Indenture or the Notes or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than proceedings that, to the Issuer’s knowledge, would not reasonably be expected to have a material adverse effect on the Issuer, materially and adversely affect the performance by the Issuer of its obligations under, or the validity and enforceability of, this Indenture or the Notes or materially and adversely affect the tax treatment of the Issuer or the Notes.

(e)           No Investment Company.  The Issuer is not an “investment company” as defined in the Investment Company Act.  In making this determination, the Issuer is relying on the exemption in Rule 3a-7 of the Investment Company Act, although other exclusions or exemptions may also be available to the Issuer.

(f)            Volcker Rule.  The Issuer is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

Section 3.19.         Calculation Agent.  The Issuer agrees that for so long as any of the Notes are Outstanding there will at all times be an agent appointed to calculate LIBOR in respect of each Interest Period (the “Calculation Agent”).  The Issuer appoints The Bank of New York Mellon as Calculation Agent only for the purposes of determining LIBOR for each Interest Period and The Bank of New York Mellon accepts the appointment.  The Calculation Agent may be removed by the Issuer at any time.  If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Issuer, the Issuer will promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Issuer or its Affiliates.  The Calculation Agent may not resign its duties without a successor having been duly appointed.

Section 3.20.         No Offer to Employee Benefit Plans.  The Issuer will not offer any Notes to any of its or its Affiliates’ participant-directed employee benefit plans.

ARTICLE IV
SATISFACTION AND DISCHARGE

Section 4.1.           Satisfaction and Discharge of Indenture.

(a)           Subject to Section 4.1(b), this Indenture will cease to be of further effect for the Notes, and the Indenture Trustee, on receipt of an Issuer Order and at the expense of the Issuer, will execute proper instruments, in form and substance reasonably satisfactory to the Indenture Trustee, acknowledging satisfaction and discharge of this Indenture, if:

(i)            Either (A) all Notes that have been authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for which payment money has been deposited in trust or segregated and held in trust by the Issuer and subsequently repaid to the Issuer or discharged from the trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation or (B) all Notes not delivered to the Indenture Trustee for cancellation have become due and payable and the Issuer has deposited or caused to be deposited with the Indenture Trustee funds in trust in an amount sufficient to pay and discharge the outstanding principal amount of the Notes and interest accrued on the Notes on the Redemption Date;

(ii)           the Issuer has paid or caused to be paid all other sums payable by it under the 2015-B Basic Documents; and

(iii)          the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.1.

(b)           After the satisfaction and discharge of this Indenture under Section 4.1(a), this Indenture will continue to the extent relating to (i) rights of registration of transfer and exchange, (ii) replacement of mutilated, destroyed, lost or stolen Notes, (iii) the rights of Noteholders to receive payments of principal of and interest on the Notes, (iv) the obligations of the Indenture Trustee and the Note Paying Agent under Section 3.3, (v) the rights, obligations and immunities of the Indenture Trustee under this Indenture and (vi) the rights of the 2015-B Secured Parties as beneficiaries of this Indenture to the property deposited with the Indenture Trustee payable to all or any of them for a period of two years following the satisfaction and discharge.

(c)           On the satisfaction and discharge of the Indenture under this Section 4.1, at the request of the Owner Trustee, the Indenture Trustee will deliver to the Owner Trustee a certificate of a Responsible Person stating that all Noteholders have been paid in full.

ARTICLE V
REMEDIES

Section 5.1.           Events of Default.

(a)           The occurrence of any one of the following events will constitute an event of default under this Indenture (each, an “Event of Default”):

(i)            failure to pay interest due on any Note of the Controlling Class when the same becomes payable on each Payment Date, and the failure continues for a period of five days or more;

(ii)           failure to pay the principal of any Note at its Final Scheduled Payment Date or Redemption Date, if any;

(iii)          failure to observe or perform any material covenant or agreement of the Issuer made in this Indenture (other than covenants and agreements for which the failure to observe or perform is specifically covered elsewhere in this Section 5.1) or any representation or warranty of the Issuer made in this Indenture or in any Officer’s Certificate or other document delivered under or in connection with this Indenture proves to have been incorrect in any material respect as of the time made and, in each case, the failure or incorrectness continues for a period of 60 days after notice was given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Note Balance of the Controlling Class specifying the failure or incorrectness, requiring it to be remedied and stating that the notice is a “Notice of Default”; or

(iv)          the occurrence of an Insolvency Event of the Issuer.

(b)           The Issuer will notify the Indenture Trustee within five Business Days after a Responsible Person of the Issuer has actual knowledge of the occurrence of an event set forth in Section 5.1(a)(iii) which with the giving of notice and the lapse of time would become an Event of Default, which notice will describe the Default, the status of the Default and what action the Issuer is taking or proposes to take regarding the Default.  The Issuer will deliver a copy of the notice to each Qualified Institution (if not the Indenture Trustee) or Qualified Trust Institution maintaining a Bank Account.

(c)           The Indenture Trustee will notify the Noteholders within five Business Days after a Responsible Person of the Indenture Trustee has actual knowledge of the occurrence of an Event of Default.

Section 5.2.           Acceleration of Maturity; Rescission.

(a)           If an Event of Default occurs and is continuing, the Indenture Trustee or the Noteholders of a majority of the Note Balance of the Controlling Class may declare all of the Notes to be immediately due and payable, by notice to the Issuer (and to the Indenture Trustee if given by the Noteholders).  On any such declaration, the unpaid Note Balance of the Notes, together with accrued and unpaid interest through the date of acceleration, will become immediately due and payable.  If an Event of Default described in Section 5.1(a)(iv) occurs, all unpaid principal of and accrued and unpaid interest on the Notes, and all other amounts payable under this Indenture, will automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder.  On any such declaration or automatic acceleration, the Indenture Trustee will promptly notify each Noteholder and each Qualified Institution (if not the Indenture Trustee) or Qualified Trust Institution maintaining a Bank Account.

(b)           The Noteholders of a majority of the Note Balance of the Controlling Class, by notice to the Issuer and the Indenture Trustee, may rescind a declaration of acceleration before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as provided in this Article V if:

(i)            the Issuer has paid or deposited with the Indenture Trustee an amount sufficient to (A) pay all principal of and interest on the Notes and all other amounts that would then be due under this Indenture or on the Notes if the Event of Default giving rise to the acceleration had not occurred, (B) pay all amounts owed to the Indenture Trustee under Section 6.7 and (C) pay all other outstanding fees and expenses of the Issuer; and

(ii)           all Events of Default, other than the non-payment of the principal of the Notes that has become due solely by the acceleration, have been cured or waived as provided in Section 5.14.

No rescission will affect any subsequent default or impair any right resulting from the rescission.

Section 5.3.           Collection of Indebtedness by the Indenture Trustee.

(a)           The Issuer covenants that if an Event of Default under Section 5.1(a)(i) or (ii) occurs and continues, the Issuer, on demand of the Indenture Trustee, will pay to the Indenture Trustee for the benefit of the Noteholders, the overdue amount with interest on any overdue principal at the applicable Note Interest Rate and, to the extent lawful, with interest on any overdue interest at the applicable Note Interest Rate.  In addition, the Issuer covenants to pay, or to cause the Indenture Administrator to pay, the costs and expenses of collection, including all amounts owed to the Indenture Trustee under Section 6.7.

(b)           If the Issuer fails to pay those amounts on demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute the Proceeding to final judgment, and may enforce the same against the Issuer and collect the monies adjudged to be payable in the manner provided by law out of the 2015-B Collateral.

Section 5.4.           Trustee May File Proofs of Claim.

(a)           If there is pending, relative to the Issuer, Proceedings under the Bankruptcy Code or any other federal or State bankruptcy, insolvency or other similar law, or in case a trustee, liquidator, receiver or similar official has been appointed for or taken possession of the Issuer or its property, the Indenture Trustee, irrespective of whether the Indenture Trustee has made any demand under Section 5.3, may:

(i)            file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and file any other papers or documents necessary or advisable in order to have the claims of the Indenture Trustee on behalf of the 2015-B Secured Parties allowed in the Proceedings (including any amounts due to the Indenture Trustee under Section 6.7);

(ii)           unless prohibited by Applicable Law, vote on behalf of the 2015-B Secured Parties in any election of a trustee, a standby trustee or a Person performing similar functions in any such Proceedings;

(iii)          collect and receive any monies or other property payable or deliverable on any such claims and pay all amounts received on the claims of the 2015-B Secured Parties, including the claims asserted by the Indenture Trustee on their behalf; and

(iv)          file any proofs of claim and other papers or documents necessary or advisable in order to have the claims of the Indenture Trustee and any 2015-B Secured Parties allowed in any judicial proceedings relative to the Issuer, its creditors and its property.

Any trustee, liquidator, receiver or similar official in any such Proceeding is authorized by each Noteholder to make payments to the Indenture Trustee and, if the Indenture Trustee consents to the making of payments directly to the Noteholders, to pay to the Indenture Trustee an amount sufficient to cover all amounts owed to the Indenture Trustee under Section 6.7.

(b)           Except as provided in Section 5.4(a)(ii), this Indenture does not authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.

Section 5.5.           Trustee May Enforce Claims Without Possession of Notes.

(a)           All rights of action and claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production of any of the Notes in any Proceeding relative to any of the Notes, and any such Proceeding instituted by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the amounts owed to the Indenture Trustee under Section 6.7, will be for the benefit of the 2015-B Secured Parties in respect of which the judgment has been recovered.

(b)           In any Proceeding brought by the Indenture Trustee (and any Proceeding involving the interpretation of this Indenture to which the Indenture Trustee is a party), the Indenture Trustee will be held to represent all the Noteholders, and it will not be necessary to make any Noteholder a party to any such Proceeding.

Section 5.6.           Remedies; Priorities.

(a)           If the Notes have been accelerated under Section 5.2(a) and the declaration of acceleration has not been rescinded in accordance with Section 5.2(b), the Indenture Trustee may do one or more of the following (subject to Section 5.7), and will at the direction of the Noteholders of a majority of the Note Balance of the Controlling Class:

(i)            institute a Proceeding in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect to the Notes, enforce any judgment obtained and collect from the Issuer monies adjudged due;

(ii)           institute a Proceeding for the complete or partial foreclosure of this Indenture on the 2015-B Collateral;

(iii)          exercise any remedies of a secured party under the UCC and take any other action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv)          sell or otherwise liquidate all or any portion of the 2015-B Collateral or rights or interest in the 2015-B Collateral at one or more public or private sales called and conducted in any manner permitted by law.

The Indenture Trustee will notify each Noteholder and the Depositor of any sale or liquidation under Section 5.6(a)(iv) at least 15 days before the sale or liquidation.  Any Noteholder, the Depositor or the Servicer may submit a bid for the sale or liquidation.

(b)           Notwithstanding Section 5.6(a), the Indenture Trustee is prohibited from selling or otherwise liquidating the 2015-B Collateral unless:

(i)            the Event of Default is described in Section 5.1(a)(i) or (ii); or

(ii)           the Event of Default is described in Section 5.1(a)(iii) and:

(A)                               the Noteholders representing 100% of the Note Balance of the Notes Outstanding consent to the sale or liquidation; or

(B)                               the proceeds of the sale or liquidation are expected to be sufficient to pay in full all amounts owed by the Issuer to the 2015-B Secured Parties including all principal of and accrued interest on the Notes Outstanding;

(iii)          the Event of Default is described in Section 5.1(a)(iv) and:

(A)                               the Noteholders representing 100% of the Note Balance of the Controlling Class consent to the sale or liquidation; or

(B)                               the proceeds of the sale or liquidation are expected to be sufficient to pay in full all amounts owed by the Issuer to the 2015-B Secured Parties including all principal of and accrued interest on the Notes Outstanding; or

(C)                               the Indenture Trustee (1) determines (but will have no obligation to make the determination) that the 2015-B Collateral will not continue to provide sufficient funds for the payment of all amounts owed to the 2015-B Secured Parties, as those payments would have become due if the Notes had not been declared due and payable and (2) obtains the consent of Noteholders of at least 66-2/3% of the Note Balance of the Controlling Class.

In determining whether the condition specified in clause (ii)(B), (iii)(B) or (iii)(C) (1) above has been satisfied, the Indenture Trustee may, but need not, obtain and rely on an opinion of a nationally-recognized Independent investment banking firm or firm of certified public accountants on the expected proceeds or on the sufficiency of the 2015-B Collateral for that purpose.

(c)           Any money or property collected by the Indenture Trustee following the sale or other liquidation of the 2015-B Collateral under Section 5.6(a)(iv) will be deposited in the Collection Account for distribution in accordance with Section 8.2(d) on the Payment Date following the Collection Period during which those amounts are collected.  In all other circumstances, Section 8.2(b) will continue to apply after an Event of Default.

Section 5.7.           Optional Preservation of the 2015-B Collateral.  If the Notes have been accelerated under Section 5.2(a) and the declaration has not been rescinded in accordance with Section 5.2(b), the Indenture Trustee may elect to maintain possession of the 2015-B Collateral.  It is the intention of the parties to this Indenture and the Noteholders that there at all times be sufficient funds derived from the 2015-B Collateral for the payment of principal of and interest on the Notes.  The Indenture Trustee will take that intention into account when determining whether or not to maintain possession of all or any portion of the 2015-B Collateral.  In determining whether to maintain possession of all or any portion of the 2015-B Collateral, the Indenture Trustee may obtain and rely on an opinion of a nationally-recognized Independent investment banking firm or firm of certified public accountants on the feasibility of the proposed action and on the sufficiency of the 2015-B Collateral for that purpose.

Section 5.8.           Limitation on Suits.

(a)           No Noteholder has any right to institute any Proceeding under this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(i)            the Noteholder has given notice to the Indenture Trustee of a continuing Event of Default;

(ii)           the Noteholders of at least 25% of the Note Balance of the Controlling Class have requested the Indenture Trustee to institute the Proceeding in respect of the Event of Default in its own name as Indenture Trustee under this Indenture;

(iii)          the Noteholders have offered reasonable indemnity satisfactory to the Indenture Trustee against any costs, expenses, losses, damages, claims and liabilities that may be incurred by the Indenture Trustee, or its agents, counsel, accountants and experts, in complying with the request;

(iv)          the Indenture Trustee has failed to institute the Proceedings for 60 days after its receipt of the notice, request and offer of indemnity; and

(v)           the Noteholders of a majority of the Note Balance of the Controlling Class have not given the Indenture Trustee any direction inconsistent with the request during that 60 day period.

(b)           No Noteholder has any right to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner provided in this Indenture.

(c)           If the Indenture Trustee receives conflicting requests under Section 5.8(a)(ii) from two or more groups of Noteholders, each evidencing less than a majority of the Note Balance of the Controlling Class, the Indenture Trustee in its sole discretion may determine what action, if any, will be taken.

Section 5.9.           Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provision in this Indenture, each Noteholder has an absolute and unconditional right to receive payment of the principal of and any interest on its Note on or after the respective due dates expressed in the Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) in accordance with the provisions of this Indenture and of the other 2015-B Basic Documents and to institute a Proceeding for the enforcement of any such payment in accordance with Section 5.8.  Those rights may not be impaired or affected without the consent of the Noteholder.

Section 5.10.         Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and the Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to the Noteholder, then the Issuer, the Indenture Trustee and the Noteholders, subject to any determination in the Proceeding, will be restored severally and respectively to their former positions under this Indenture, and subsequently all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such Proceeding had been instituted.

Section 5.11.         Rights and Remedies Cumulative.  No right or remedy conferred on or reserved to the Indenture Trustee or to the Noteholders in this Indenture is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, will be cumulative and in addition to every other right and remedy given under this Indenture or now or in the future existing at law or in equity or otherwise.  The assertion or employment of any right or remedy under this Indenture, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture will not be affected by the seeking, obtaining or application of any other relief under this Indenture.  Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders will be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under the judgment on any of the 2015-B Collateral.

Section 5.12.         Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing on any Default or Event of Default will impair any such right or remedy, or constitute a waiver of any such Default or Event of Default.  Every right and remedy conferred by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.13.         Control by Noteholders.  The Noteholders of a majority of the Note Balance of the Controlling Class have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee regarding the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:

(a)           the direction does not conflict with any law or with this Indenture;

(b)           except as provided in Section 5.6(b), any direction to the Indenture Trustee to sell or liquidate the 2015-B Collateral must be made by the Noteholders of 100% of the Note Balance of the Controlling Class;

(c)           if the Indenture Trustee elects to retain the 2015-B Collateral under Section 5.7, then any direction to the Indenture Trustee by Noteholders of less than 100% of the Note Balance of the Controlling Class to sell or liquidate the 2015-B Collateral will be of no force and effect; and

(d)           the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with the direction from the Noteholders of a majority of the Note Balance of the Controlling Class.

Notwithstanding the rights of Noteholders set forth in this Section 5.13, the Indenture Trustee need not take any action that it determines might materially adversely affect the rights of any Noteholders not consenting to the action.

Section 5.14.         Waiver of Defaults and Events of Default.

(a)           The Noteholders of a majority of the Note Balance of the Controlling Class may waive any Default or Event of Default except an Event of Default (i) in the payment of principal of or interest on any of the Notes (other than an Event of Default relating to failure to pay principal due only by reason of acceleration) or (ii) in respect of a covenant or provision of this Indenture that cannot be amended, supplemented or modified without the consent of all Noteholders.

(b)           On any such waiver, the Default or Event of Default will be deemed not to have occurred for every purpose of this Indenture.  No such waiver will extend to any other Default or Event of Default or impair any right relating to any other Default or Event of Default.

Section 5.15.         Undertaking for Costs.  The parties to this Indenture agree, and each Noteholder by the Noteholder’s acceptance of a Note will be deemed to have agreed, that a court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in the Proceeding of an undertaking to pay the costs of the Proceeding, and that the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the

Proceeding.  This Section 5.15 will not apply to (a) any Proceeding instituted by the Indenture Trustee, (b) any Proceeding instituted by any Noteholder or group of Noteholders holding more than 10% of the Note Balance of the Notes Outstanding (or in the case of a Proceeding for the enforcement of any right or remedy under this Indenture that is instituted by the Controlling Class, holding more than 10% of the Note Balance of the Controlling Class) or (c) any Proceeding instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in the Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.16.         Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not insist on, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power in this Indenture granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17.         Performance and Enforcement of Certain Obligations.

(a)           At the Indenture Administrator’s expense, the Issuer will promptly take any lawful action that the Indenture Trustee may request to (i) compel the performance by (A) the Servicer and the Titling Companies of their respective obligations to the Issuer under the Credit and Security Agreement, the Exchange Note Supplement, the Servicing Agreement or the Servicing Supplement or (B) the Depositor and Ford Credit of their obligations under the First-Tier Sale Agreement and the Second-Tier Sale Agreement and (ii) exercise any and all rights, remedies, powers, privileges and claims lawfully available to the Issuer under those agreements to the extent and in the manner directed by the Indenture Trustee.

(b)           If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction of the Noteholders of at least 66-2/3% of the Note Balance of the Controlling Class will, exercise all rights, remedies, powers, privileges and claims of the Issuer against (i) the Servicer, the Collateral Agent and the Titling Companies under the Credit and Security Agreement, the Exchange Note Supplement, the Servicing Agreement or the Servicing Supplement or (ii) the Depositor under the Second-Tier Sale Agreement, including the right or power to take any action to compel or secure performance or observance by those Persons of their obligations to the Issuer under those agreements, and to give any consent, request, notice, direction, approval, extension or waiver under those agreements, and any right of the Issuer to take the action will be suspended.

(c)           The Indenture Trustee, acting at the direction of the holders of a majority of the Note Balance of the Controlling Class, will be entitled to exercise all rights and remedies of the Issuer as holder of the 2015-B Exchange Note.

ARTICLE VI
THE INDENTURE TRUSTEE

Section 6.1.           Duties of Indenture Trustee.

(a)           If an Event of Default has occurred and is continuing, the Indenture Trustee will exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would use under the circumstances in the conduct of that person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Indenture Trustee undertakes to perform the duties and only the duties specifically set forth in this Indenture and no implied covenants or obligations are to be read into this Indenture against the Indenture Trustee; and

(ii)           in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, regarding the truth of the statements and the correctness of the opinions furnished to it, on any certificates or opinions furnished to it and, if required by this Indenture, conforming to the requirements of this Indenture; provided, that the Indenture Trustee will examine any such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Indenture Trustee will not be relieved from liability for its own willful misconduct, negligent action or negligent failure to act, except that:

(i)            this Section 6.1(c) does not limit the effect of Section 6.1(b);

(ii)           the Indenture Trustee will not be liable for any error of judgment made in good faith by a Responsible Person unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Indenture Trustee will not be liable for any action it takes or omits to take in good faith in accordance with this Indenture or a direction received by it under Sections 5.13 and 5.17(b).

(d)           The Indenture Trustee will not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e)           Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law, this Indenture, the Exchange Note Supplement or the Servicing Supplement.

(f)            Every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee is subject to this Section 6.1 and to the TIA.

(g)           The Indenture Trustee will not be charged with knowledge of any Default or any Event of Default unless either (i) a Responsible Person of the Indenture Trustee has actual knowledge of the Default or Event of Default or (ii) notice of the Default or Event of Default has been given to the Indenture Trustee in accordance with this Indenture.

(h)           The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Indenture Trustee in each of its capacities under this Indenture and the other Transaction Documents.

Section 6.2.           Rights of Indenture Trustee.

(a)           The Indenture Trustee may rely and will be protected in acting or refraining from acting on any certificate, instrument, opinion, report, notice, request, direction, consent or other document believed by it to be genuine and which appears on its face to be properly executed and signed or presented by the proper Person.  The Indenture Trustee need not investigate any fact or matters stated in any such document.

(b)           Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel.  The Indenture Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)           The Indenture Trustee may exercise any of its rights or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, counsel, custodian or nominee appointed with due care by it under this Indenture.

(d)           The Indenture Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers if the action or omission by the Indenture Trustee does not constitute negligence.

(e)           The Indenture Trustee may consult with counsel, and the advice or opinion of counsel on legal matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability for any action taken or not taken by the Indenture Trustee under this Indenture in good faith and in accordance with the advice or opinion of that counsel.

(f)            The Indenture Trustee is under no obligation to (i) exercise any of the rights or powers vested in it by this Indenture or to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under this Indenture if it has reasonable grounds to believe that repayment of funds advanced by it or adequate indemnity satisfactory to it against that risk or liability is not reasonably assured to it or (ii) honor the request or direction of any of the Noteholders under this Indenture unless the Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it from and against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by the Indenture Trustee, or its agents, counsel, accountants and experts, in complying with the request or direction.

(g)           The Indenture Trustee will not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, loss or failures of mechanical, electronic or communication systems.  The Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h)           The Indenture Trustee will not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 6.3.           Individual Rights of Indenture Trustee.  The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Note Paying Agent, Note Registrar, Authenticating Agent, co-registrar or co-paying agent under this Indenture may do the same with like rights.

Section 6.4.           Indenture Trustee’s Disclaimer.  The Indenture Trustee (a) will not be responsible for, and makes no representation or warranty regarding, the validity or adequacy of this Indenture or the Notes and (b) will not be accountable for the Issuer’s use of the proceeds from the Notes, or responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.5.           Notice of Defaults.  Within 90 days of a Responsible Person of the Indenture Trustee obtaining actual knowledge of, or receiving notice of, any Default under this Indenture, the Indenture Trustee will mail as described in Section 313(c) of the TIA to each Noteholder, notice of the Default, unless the Default has been cured or waived; provided, that (a) except in the case of a Default in the payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Persons in good faith determines that the withholding of the notice is in the interests of the Noteholders and (b) in the case of any Default specified in Section 5.1(a)(iii), the Indenture Trustee will not give notice to the Noteholders until at least 30 days after a Responsible Person of the Indenture Trustee has obtained actual knowledge of, or has received notice of, the Default.

Section 6.6.           Reports by Indenture Trustee.

(a)           On delivery to the Indenture Trustee by the Servicer of the information prepared by the Servicer under Section 6.1(a) of the Servicing Supplement to enable each Noteholder to prepare its federal and State income tax returns, the Indenture Trustee will deliver the relevant portions of that information to each Noteholder of record as of the most recent Record Date (which delivery may be made by making the information available to the Noteholders through the Indenture Trustee’s website, which initially is located at https://gctinvestorreporting.bnymellon.com).

(b)           On each Payment Date, the Indenture Trustee will deliver the Monthly Investor Report to each Noteholder of record as of the most recent Record Date (which delivery may be made by e-mail to the e-mail addresses in the Note Register without need for confirmation of receipt or by making the report available to the Noteholders through the Indenture Trustee’s website, which initially is located at https://gctinvestorreporting.bnymellon.com).

(c)           If required by Regulation AB and requested by the Depositor or the Servicer, the Indenture Trustee will deliver to the Administrator, the Issuer, and the Servicer on or before March 1 of each year, beginning in the year after the 2015-B Closing Date, an Officer’s Certificate signed by a Responsible Person of the Indenture Trustee (i) stating that (A) a review of the Indenture Trustee’s activities during the preceding year and of its performance under this Indenture has been made under the Responsible Person’s supervision and (B) to the Responsible Person’s knowledge, based on the review, the Indenture Trustee has fulfilled in all material respects all of its obligations under this Indenture throughout the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to the Responsible Person and the nature and status of the failure and (ii) certifying to matters related to the Indenture Trustee as required under Form 10-K under the Exchange Act.

(d)           If required under Regulation AB, the Indenture Trustee will:

(i)            deliver to the Indenture Administrator, the Issuer and the Servicer, a report on its assessment of compliance with the minimum servicing criteria described in Items 1122(d)(2)(i), (2)(ii), (2)(iv), (2)(v), (3)(ii) (for remittances only) and (3)(iv) of Regulation AB (the “Applicable Servicing Criteria”) during the preceding year, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  The report on assessment will be addressed to the board of directors of the Servicer and to the Indenture Administrator and the Issuer; and

(ii)           cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Indenture Administrator, the Issuer and the Servicer an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act, as applicable, on the assessment of compliance with the Applicable Servicing Criteria for the prior year.  The attestation report will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  The firm may render other services to the Indenture Trustee, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.

The reports referred to in this Section 6.6(d) will be delivered on or before March 1 of each year, beginning in the year after the 2015-B Closing Date, in a format suitable for filing with the Securities and Exchange Commission on EDGAR, beginning in the year after the 2015-B Closing Date.

(e)           Each of the parties agrees that (i) the obligations of the parties under Sections 6.6(c) and (d) will be interpreted in a manner that will accomplish compliance with Regulation

AB and (ii) the parties’ obligations under Sections 6.6(c) and (d) will be deemed to be supplemented and modified as necessary to be consistent with any such amendments, interpretive guidance provided by the Securities and Exchange Commission or its staff or established market practice among participants in the asset-backed securities markets in respect of the requirements of Regulation AB, and the parties will comply with reasonable requests made by the Depositor, the Servicer or the Indenture Trustee in good faith for delivery of additional or different information required to comply with the provisions of Regulation AB.

If the parties to this Indenture determine to further clarify or amend Sections 6.6(c) or (d), this Indenture may be amended to reflect the new agreement between the parties covering matters in Sections 6.6(c) or (d) under Section 9.1(a), which amendment will not require the delivery of any Opinions of Counsel or satisfaction of the Rating Agency Condition.

Section 6.7.           Compensation and Indemnity.

(a)           The Issuer will, or will cause the Indenture Administrator to, pay the Indenture Trustee as compensation for the Indenture Trustee’s services under this Indenture all fees separately agreed to on the date of this Indenture between the Issuer and the Indenture Trustee.  The Indenture Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer will reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by the Indenture Trustee, including costs of collection, and the reasonable compensation, expenses and disbursements of the Indenture Trustee’s agents, counsel, accountants and experts, but excluding any expenses incurred by the Indenture Trustee through the Indenture Trustee’s willful misconduct, bad faith or negligence (except for errors in judgment).

(b)           The Issuer will, or will cause the Indenture Administrator to, indemnify, defend and hold harmless the Indenture Trustee, and its officers, directors, employees and agents, from and against any and all costs, expenses, losses, damages, claims and liabilities (including the reasonable compensation, expenses and disbursements of the Indenture Trustee’s agents, counsel, accountants and experts) incurred by it in connection with the administration of and the performance of its duties under this Indenture, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under this Indenture, but excluding any cost, expense, loss, damage, claim or liability (i) incurred by the Indenture Trustee through the Indenture Trustee’s willful misconduct, bad faith or negligence (except for errors in judgment) or (ii) arising out of the Indenture Trustee’s breach of any of its representations or warranties set forth in this Indenture.

(c)           Promptly on receipt by the Indenture Trustee, or any of its officers, directors, employees and agents (each, an “Indemnified Person”), of notice of the commencement of any Proceeding against any such Indemnified Person, that Indemnified Person will, if a claim in respect of the Proceeding is to be made under Section 6.7(b), notify the Issuer and the Indenture Administrator of the commencement of the Proceeding.  Failure by the Indenture Trustee to so notify the Issuer and the Indenture Administrator will not relieve the Issuer or the Indenture Administrator of its obligations under this Section 6.7; provided, that neither the Issuer nor the Indenture Administrator has been materially prejudiced by the failure to so notify and notice is given within 180 days of a Responsible Person of the Indenture Trustee learning of the Proceeding.  The Issuer, or, if Issuer so causes, the Indenture Administrator, may participate in and assume the defense and settlement of any such Proceeding at its expense, and no settlement of the Proceeding may be made without the approval of the Issuer or the Indenture Administrator, as applicable, and the Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned.  After notice from the Issuer or the Indenture Administrator, as applicable, to the Indemnified Person of the intention of the Issuer or the Indenture Administrator, as applicable, to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuer or the Indenture Administrator, as applicable, so assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, neither the Issuer nor the Indenture Administrator will be liable for any legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer or the Indenture Administrator, as applicable, on one hand, and an Indemnified Person, on the other hand, in which case the Issuer or the Indenture Administrator, will pay for the separate counsel to the Indemnified Person.

(d)           The obligations of the Issuer and the Indenture Administrator to the Indenture Trustee under this Section 6.7 will survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture.  Expenses incurred by the Indenture Trustee after the occurrence of a Default specified in Section 5.1(a)(iv) are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law.

Section 6.8.           Replacement of Indenture Trustee.

(a)           No resignation or removal of the Indenture Trustee, and no appointment of a successor Indenture Trustee, will become effective until the acceptance of appointment by the successor Indenture Trustee under this Section 6.8.  Subject to the preceding sentence, the Indenture Trustee may resign by notifying the Issuer.  The Noteholders of a majority of the Note Balance of the Controlling Class may remove the Indenture Trustee without cause by notifying the Indenture Trustee and the Issuer and may appoint a successor Indenture Trustee.

(b)           The Issuer must remove the Indenture Trustee if:

(i)            the Indenture Trustee fails to comply with Section 6.11;

(ii)           an Insolvency Event occurs for the Indenture Trustee; or

(iii)          the Indenture Trustee becomes legally unable to act or otherwise incapable of acting as Indenture Trustee.

(c)           If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason, the Issuer must appoint a successor Indenture Trustee promptly.

(d)           Any successor Indenture Trustee will deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer and the Indenture Administrator.  On delivery of the acceptance, the resignation or removal of the retiring Indenture Trustee will become effective, and the successor Indenture Trustee will have all the rights, powers, duties and obligations of the Indenture Trustee under this Indenture.  The Issuer will continue to pay all amounts owed to the retiring Indenture Trustee in accordance with Sections 6.7 and 8.2 following the retiring Indenture Trustee’s resignation or removal until all those amounts are paid.  The successor Indenture Trustee will deliver a notice of its succession to the 2015-B Secured Parties.  The retiring Indenture Trustee will promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

(e)           If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee tenders its resignation or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of a majority of the Note Balance of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f)            Notwithstanding the replacement of the retiring Indenture Trustee under this Section 6.8, any obligations of the Issuer and the Indenture Administrator owing to the retiring Indenture Trustee under Section 6.7 will continue for the benefit of the retiring Indenture Trustee.

Section 6.9.           Successor Indenture Trustee by Merger.

(a)           If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person will be the successor Indenture Trustee so long as that Person is otherwise qualified and eligible under Section 6.11.  The Indenture Trustee will promptly notify the Servicer and the Issuer (who will notify the Rating Agencies) of any such transaction.

(b)           If, at the time any such successor by merger, conversion or consolidation to the Indenture Trustee succeeds to the trusts created by this Indenture, any of the Notes have been authenticated but not delivered, the successor may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver the Notes so authenticated.  If at that time any of the Notes has not been authenticated, any successor to the Indenture Trustee may authenticate the Notes either in the name of any predecessor Indenture Trustee or in the name of the successor Indenture Trustee.  In all those cases, the certificates will have the same force and effect provided for anywhere in the Notes or in this Indenture as the certificate of the predecessor Indenture Trustee.

Section 6.10.         Appointment of Separate Indenture Trustee or Co-Indenture Trustee.

(a)           For the purpose of meeting any legal requirement of any jurisdiction in which any portion of the 2015-B Collateral may at the time be located, after delivering notice to the Issuer and the Servicer, the Indenture Trustee may appoint one or more Persons to act as a separate trustee or separate trustees, or co-trustee or co-trustees, of all or any portion of the 2015-B Collateral, and to vest in those Persons, in such capacity and for the benefit of the 2015-B Secured Parties, any title to all or any portion of the 2015-B Collateral, and, subject to this Section 6.10, any rights, powers, duties and obligations the Indenture Trustee may consider necessary or desirable.  No separate trustee or co-trustee will be required to be eligible as a successor trustee under Section 6.11 and no notice to the 2015-B Secured Parties of the appointment of any separate trustee or co-trustee will be required under Section 6.8.

(b)           Every separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following:

(i)            all rights, powers, duties and obligations conferred or imposed on the Indenture Trustee will be conferred or imposed on and exercised or performed by the Indenture Trustee, or the Indenture Trustee and the separate trustee or co-trustee jointly (it being understood that the separate trustee or co-trustee will not be authorized to act separately without the Indenture Trustee joining in the act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee will be incompetent or unqualified to perform those act or acts, in which event those rights, powers, duties and obligations (including the holding of title to all or any portion of the 2015-B Collateral in any such jurisdiction) will be exercised and performed singly by the separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)           no trustee will be personally liable by reason of any act or omission of any other trustee under this Indenture; and

(iii)          the Indenture Trustee may accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Indenture Trustee will be deemed to have been given to each appointed separate trustee and co-trustee, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee will refer to this Indenture and the conditions of this Section 6.10.  Each separate trustee and co-trustee, on its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided in the instrument of appointment, subject to this Indenture.  Every such instrument will be filed with the Indenture Trustee.

(d)           Any separate trustee or co-trustee may appoint the Indenture Trustee as its agent or attorney-in-fact with power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee dies, becomes incapable of acting, resigns or is removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11.         Eligibility; Disqualification.

(a)           The Indenture Trustee must satisfy the requirements of Section 310(a) of the TIA and must comply with Section 310(b) of the TIA.  The Indenture Trustee or its parent must have a combined capital and surplus of at least $50,000,000 as set forth in its most recent annual published report of condition and must have a long-term debt rating of investment grade by each of the Rating Agencies or must otherwise be acceptable to each of the Rating Agencies.  Within ten days after the Indenture Trustee fails to satisfy any of the requirements set forth in this

Section 6.11(a) or ceases to be a Qualified Institution, the Indenture Trustee will notify the Issuer and the Servicer of the failure.

(b)           Within 90 days after the occurrence of an Event of Default that has not been cured or waived, unless authorized by the Securities and Exchange Commission, the Indenture Trustee will resign for the Class A Notes, the Class B Notes and/or the Class C Notes in accordance with Section 6.8, and the Issuer will appoint a successor Indenture Trustee for any or all of the Class A Notes, Class B Notes and/or Class C Notes, as applicable, so that there will be separate Indenture Trustees for the Class A Notes, the Class B Notes and the Class C Notes.  If the Indenture Trustee fails to comply with the preceding sentence, the Indenture Trustee must comply with TIA Section 310(b)(ii) and (iii).

(c)           If a successor Indenture Trustee is appointed for any of the Class A Notes, Class B Notes or Class C Notes under this Section 6.11, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee will execute an indenture supplemental to this Indenture.  The supplemental indenture will contain:

(i)            provisions by which the successor Indenture Trustee accepts its appointment;

(ii)           provisions necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, duties and obligations of the retiring Indenture Trustee for the Notes to which the appointment of the successor Indenture Trustee relates;

(iii)          if the retiring Indenture Trustee is not retiring as Indenture Trustee for all of the Notes, provisions necessary or desirable to confirm that all the rights, powers, duties and obligations of the retiring Indenture Trustee for the Notes for which the retiring Indenture Trustee is not retiring continue to be vested in the Indenture Trustee; and

(iv)          provisions necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Indenture Trustee.

Nothing in this Indenture or in the supplemental indenture will constitute the Indenture Trustees co-trustees of the same trust and each such Indenture Trustee will be a trustee of a trust or trusts under this Indenture separate and apart from any trust or trusts under this Indenture administered by any other Indenture Trustee.  The indenture supplement will become effective on the removal of the retiring Indenture Trustee.

Section 6.12.         Preferential Collection of Claims Against Issuer.  The Indenture Trustee will comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  An Indenture Trustee who has resigned or been removed will be subject to Section 311(c) of the TIA.

Section 6.13.         Audits of the Indenture Trustee.  The Indenture Trustee agrees that, with reasonable prior notice, it will permit any authorized representative of the Issuer, the Servicer or the Indenture Administrator, during the Indenture Trustee’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Indenture Trustee relating to (a) the performance of the Indenture Trustee’s obligations under this Indenture, (b) any payments of fees and expenses of the Indenture Trustee in connection with its performance and (c) any claim made by the Indenture Trustee under this Indenture.  In addition, the Indenture Trustee will permit those representatives to make copies and extracts of any such books and records and to discuss the same with the Indenture Trustee’s officers and employees.  Each of the Issuer, the Servicer and the Indenture Administrator will, and will cause its authorized representatives to, hold in confidence all that information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Issuer, the Servicer or the Indenture Administrator, as the case may be, may reasonably determine that the disclosure is consistent with its obligations under this Indenture.  The Indenture Trustee will maintain all those pertinent books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Indenture.

Section 6.14.         Representations and Warranties of the Indenture Trustee.  The Indenture Trustee represents and warrants to the Issuer as of the 2015-B Closing Date:

(a)           Organization and Qualification.  The Indenture Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York.  The Indenture Trustee is qualified as a foreign banking corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or the other 2015-B Basic Documents to which it is a party.

(b)           Power, Authorization and Enforceability.  The Indenture Trustee has the power and authority to execute deliver and perform under this Indenture.  The Indenture Trustee has authorized the execution, delivery and performance of this Indenture.  This Indenture is the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles.

(c)           No Conflicts and No Violation.  The execution and delivery by the Indenture Trustee of this Indenture, the consummation by the Indenture Trustee of the transactions contemplated by this Indenture and the compliance by the Indenture Trustee with this Indenture will not (i) violate any federal or New York State law, governmental rule or regulation governing the banking or trust powers of the Indenture Trustee or any judgment or order binding on it or (ii) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under its charter documents or by-laws or any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Indenture Trustee is a debtor or guarantor or (iii) violate any law or, to the Indenture Trustee’s knowledge, any order, rule, or regulation applicable to the Indenture Trustee of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties, in each case which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture.

(d)           No Proceedings.  To the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of any of this Indenture or any of the other 2015-B Basic Documents to which it is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the 2015-B Basic Documents to which it is a party or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under, or the validity or enforceability of, this Indenture.

(e)           Eligibility.  The Indenture Trustee satisfies the requirements of Section 310(a) of the TIA and is a Qualified Institution.  The Indenture Trustee or its parent has a combined capital and surplus of at least $50,000,000 as set forth in its most recent annual published report of condition.

(f)            Information Provided by the Indenture Trustee.  The information provided by the Indenture Trustee in any certificate delivered by a Responsible Person of the Indenture Trustee is true and correct in all material respects.

Section 6.15.         Duty to Update Disclosure.  The Indenture Trustee will notify and provide information, and certify that information in an Officer’s Certificate, to the Depositor on the occurrence of any event or condition relating to the Indenture Trustee or actions taken by the Indenture Trustee that (a) (i) is required to be disclosed by the Depositor under Item 2 (the institution of, material developments in, or termination of legal proceedings against The Bank of New York Mellon that are material to Noteholders) of Form 10-D under the Exchange Act within five days of the occurrence or (ii) the Depositor reasonably requests of the Indenture Trustee that the Depositor, in good faith, believes is necessary to comply with Regulation AB within five days of the request or (b) (i) is required to be disclosed under Item 5 (submission of matters to a vote of Noteholders) of Form 10-D under the Exchange Act within five days of a Responsible Person of the Indenture Trustee becoming aware of the submission, (ii) is required to be disclosed under Item 6.02 (resignation, removal, replacement or substitution of The Bank of New York Mellon as Indenture Trustee) or Item 6.04 (failure to make a distribution when required) of Form 8-K under the Exchange Act within two days of a Responsible Person of the Indenture Trustee becoming aware of the occurrence or (iii) causes the information provided by the Indenture Trustee in any certificate delivered by a Responsible Person of the Indenture Trustee to be untrue or incorrect in any material respect or is necessary to make the statements provided by the Indenture Trustee in light of the circumstances in which they were made not misleading within five days of a Responsible Person of the Indenture Trustee becoming aware thereof.

Section 6.16.         Covenants for Reporting of Reallocations of Leases and Leased Vehicles due to Breaches of Representations and Warranties.  The Indenture Trustee will (a) notify the Sponsor, the Depositor and the Servicer, as soon as practicable and in any event within five Business Days, of all demands or requests received by a Responsible Person of the Indenture

Trustee for the removal of any Lease and related Leased Vehicle from the 2015-B Reference Pool and reallocation of the Lease and Leased Vehicle to the Revolving Facility Pool under Section 3.5 of the Servicing Supplement, (b) promptly on request by the Sponsor, the Depositor or the Servicer, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB and (c) if requested by the Sponsor, the Depositor or the Servicer, provide a written certification no later than 15 days following the end of any quarter or year that the Indenture Trustee has not received any repurchase demands for that period, or if repurchase demands have been received during that period, that the Indenture Trustee has provided all the information reasonably requested under clause (b) above.  In no event will the Indenture Trustee or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS

Section 7.1.           Names and Addresses of Noteholders.  If the Indenture Trustee is not the Note Registrar, the Issuer will furnish a list of the names and addresses of the Noteholders of any Definitive Notes to the Indenture Trustee (a) not more than five days after each Record Date, as of that Record Date and (b) not more than 30 days after receipt by the Issuer of a request from the Indenture Trustee, as of a date not more than ten days before the time the list is furnished.  If the Indenture Trustee is the Note Registrar, the Indenture Trustee, on the request of the Owner Trustee, will furnish within ten days to the Owner Trustee a list of Noteholders of all Book-Entry Notes as of the date specified by the Owner Trustee.

Section 7.2.           Preservation of Information; Communications to Noteholders.

(a)           The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee under Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it under Section 7.1 on receipt of a new list.

(b)           Noteholders may communicate under Section 312(b) of the TIA with other Noteholders about their rights under this Indenture or under the Notes.

(c)           The Issuer, the Indenture Trustee and the Note Registrar will have the protection of Section 312(c) of the TIA.

Section 7.3.           Reports by Issuer.

(a)           The Issuer will:

(i)            file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of any portions of any of the foregoing that the Securities and Exchange Commission may prescribe) that the Issuer is required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Exchange Act;

(ii)           file with the Indenture Trustee and the Securities and Exchange Commission the additional information, documents and reports about compliance by the Issuer with the conditions and covenants of this Indenture, as may be prescribed by the Securities and Exchange Commission; and

(iii)          supply to the Indenture Trustee the information, documents and reports (or summaries) required to be filed by the Issuer under Section 7.3(a)(i) and (ii) as may be required by rules and regulations prescribed by the Securities and Exchange Commission.

(b)           The Indenture Trustee will mail as described in TIA Section 313(c) to all Noteholders the information, documents and reports (or summaries) supplied to the Indenture Trustee under Section 7.3(a).

(c)           Unless the Issuer otherwise determines, the fiscal year of the Issuer will be the calendar year.

Section 7.4.           Reports by Indenture Trustee.

(a)           Within 90 days after each April 15, beginning in the year after the 2015-B Closing Date, the Indenture Trustee will prepare and mail to each Noteholder a report dated as of April 15 of the applicable year that complies with Section 313(a) of the TIA, but only if the report is required pursuant Section 313(a) of the TIA.  The Indenture Trustee will also prepare and mail to Noteholders any report required under Section 313(b) of the TIA.  Any report mailed to the Noteholders under this Section 7.4(a) will be mailed in compliance with Section 313(c) of the TIA.

(b)           The Indenture Trustee will file with the Securities and Exchange Commission and any stock exchange on which the Notes are listed a copy of each report delivered under Section 7.4(a) at the time of its mailing to Noteholders.  The Issuer will notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1.           Collection of Money.  Except as otherwise provided in this Indenture, the Indenture Trustee may demand payment or delivery of, and will receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee under this Indenture, the Exchange Note Supplement and the Servicing Supplement.  The Indenture Trustee will apply all such money received by it, and will make deposits to, and distributions from, the Bank Accounts, as provided in this Indenture, the Exchange Note Supplement and the Servicing Supplement.

Section 8.2.           Bank Accounts; Distributions and Disbursements.

(a)           On or before the 2015-B Closing Date, the Indenture Trustee will establish, and on and after the 2015-B Closing Date will maintain, the Bank Accounts as provided in Section 4.1 of the Servicing Supplement.

(b)           On each Payment Date, the Indenture Trustee will (based on the information contained in the most recent Monthly Investor Report) withdraw from the Collection Account an amount equal to all amounts received in respect of the 2015-B Exchange Note under the Exchange Note Supplement plus any amounts deposited by the Servicer under Section 5.1 of the Servicing Supplement on that Payment Date and apply those amounts in the following order of priority (pro rata to the Persons within each priority level based on the amounts due except as otherwise specified):

(i)            first, to the payment of all amounts, including indemnities, then due to the Indenture Trustee and the Owner Trustee and any expenses of the Issuer incurred in accordance with the 2015-B Basic Documents, in each case, to the extent not paid by the Depositor or Indenture Administrator, up to a maximum of $150,000 per year;

(ii)           second, to the Servicer, the Administration Fee;

(iii)          third, to the Noteholders of Class A Notes, the aggregate Accrued Note Interest for the Class A Notes, pro rata based on the Note Balances of the Class A Notes as of the end of the preceding Payment Date;

(iv)          fourth, to the Principal Payment Account, the First Priority Principal Payment;

(v)           fifth, to the Noteholders of Class B Notes, the aggregate Accrued Note Interest for the Class B Notes;

(vi)          sixth, to the Principal Payment Account, the Second Priority Principal Payment;

(vii)         seventh, to the Noteholders of Class C Notes, the aggregate Accrued Note Interest for the Class C Notes;

(viii)        eighth, to the Reserve Account, the amount, if any, required for the amount in the Reserve Account to equal the Required Reserve Amount after taking into account any deposit made to the Reserve Account on that Payment Date under Section 5.1(d) of the Exchange Note Supplement;

(ix)          ninth, to the Principal Payment Account, the Regular Principal Payment;

(x)           tenth, to the payment of all amounts due to the Indenture Trustee and the Owner Trustee and any expenses of the Issuer, in each case, to the extent not paid by the Depositor or Indenture Administrator or under Section 8.2(b)(i) on that Payment Date; and

(xi)          eleventh, to the Trust Distribution Account (or if the Trust Distribution Account has not been established, to the holder of the Residual Interest), any funds remaining in the Collection Account for the Collection Period preceding that Payment Date.

(c)           On each Payment Date, the Indenture Trustee (based on the information contained in the most recent Monthly Investor Report) will withdraw the funds in the Principal Payment Account and make deposits and payments in the following order of priority, in each case, applied ratably in accordance with the Note Balance of the Notes of that Class:

(i)            first, to the Noteholders of Class A-1 Notes in payment of principal until the Note Balance of the Class A-1 Notes has been reduced to zero;

(ii)           second, to the Noteholders of Class A-2a Notes and the Class A-2b Notes, pro rata, in payment of principal until the Note Balance of the Class A-2a Notes and the Class A-2b Notes has been reduced to zero;

(iii)          third, to the Noteholders of Class A-3 Notes, in payment of principal until the Note Balance of the Class A-3 Notes has been reduced to zero;

(iv)          fourth, to the Noteholders of Class A-4 Notes, in payment of principal until the Note Balance of the Class A-4 Notes has been reduced to zero;

(v)           fifth, to the Noteholders of Class B Notes in payment of principal until the Note Balance of the Class B Notes has been reduced to zero;

(vi)          sixth, to the Noteholders of Class C Notes in payment of principal until the Note Balance of the Class C Notes has been reduced to zero; and

(vii)         seventh, to the Trust Distribution Account (or if the Trust Distribution Account has not been established, to the holder of the Residual Interest), any funds remaining in the Principal Payment Account.

(d)           Notwithstanding anything in this Indenture to the contrary, if the Notes are accelerated following an Event of Default, then on the Payment Date relating to the Collection Period in which the 2015-B Collateral was sold or otherwise liquidated, the Indenture Trustee (based on the information contained in the most recent Monthly Investor Report) will apply all money and property collected from the sale or other liquidation of the 2015-B Collateral and all amounts in the Reserve Account in the following order of priority (pro rata to the Persons within each priority level based on the amounts due except as otherwise specified):

(i)            first, to the payment of all amounts, including indemnities, due to the Indenture Trustee, the Owner Trustee and any expenses of the Issuer incurred in accordance with the 2015-B Basic Documents;

(ii)           second, to the Servicer, unpaid Administration Fees;

(iii)          third, to the Noteholders of Class A Notes, the aggregate Accrued Note Interest for the Class A Notes, pro rata based on the Note Balance of the Class A Notes as of the end of the preceding Payment Date;

(iv)          fourth, to the Noteholders of Class A Notes, sequentially by Class in payment of principal until the Note Balance of the Class A Notes is reduced to zero;

(v)           fifth, to the Noteholders of Class B Notes, the aggregate Accrued Note Interest for the Class B Notes;

(vi)          sixth, to the Noteholders of Class B Notes in payment of principal until the Note Balance of the Class B Notes is reduced to zero;

(vii)         seventh, to the Noteholders of Class C Notes, the aggregate Accrued Note Interest for the Class C Notes;

(viii)        eighth, to the Noteholders of Class C Notes in payment of principal until the Note Balance of the Class C Notes is reduced to zero; and

(ix)          ninth, to the Trust Distribution Account (or if the Trust Distribution Account has not been established, to the holder of the Residual Interest), any remaining money or property.

(e)           Each of (i) the subordination of interest payments to the Noteholders of the Class B Notes to the payment of any First Priority Principal Payment to the Noteholders of the Class A Notes and (ii) the subordination of interest payments to the Noteholders of the Class C Notes to the payment of any Second Priority Principal Payment to the Noteholders of the Class A Notes and the Class B Notes under Section 8.2(b) is deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

Section 8.3.           General Provisions Regarding Bank Accounts.

(a)           Subject to Section 6.1(c), the Indenture Trustee will not be liable by reason of any insufficiency in any of the Bank Accounts resulting from any loss on any Permitted Investment included in the Bank Accounts, except for losses attributable to the Indenture Trustee’s failure to make payments on the Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee.  In addition, the Indenture Trustee has no duty to monitor the activities of any Qualified Institution or Qualified Trust Institution (unless the Qualified Institution or Qualified Trust Institution is also the Indenture Trustee) and will not be liable for the actions or inactions of any Qualified Institution or Qualified Trust Institution (unless the Qualified Institution or Qualified Trust Institution is also the Indenture Trustee).

(b)           A Responsible Person of the Indenture Trustee will notify the Qualified Institution or Qualified Trust Institution maintaining the Bank Accounts (if not the Indenture Trustee) if an Event of Default has occurred and is continuing for the Notes.

Section 8.4.           Release of 2015-B Collateral.

(a)           The Indenture Trustee may, and when required by this Indenture will, release property from the Lien of this Indenture, in each case, in accordance with this Indenture.  Except as otherwise set forth in Sections 8.4(b), 8.4(c) and 10.1(c), the Indenture Trustee will release property from the Lien of this Indenture only on receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the TIA meeting the requirements of Section 11.1.

(b)           The Issuer and the Indenture Trustee intend that the property in which a security interest is granted under this Indenture will be limited to the 2015-B Exchange Note and the proceeds thereof, and the other 2015-B Collateral as specified in the “GRANTING CLAUSE” of this Indenture, and the security interest will not include any direct rights in the Collateral Leases or Collateral Leased Vehicles or proceeds thereof (other than to the extent constituting proceeds of the 2015-B Exchange Note) or other property of the Titling Companies.  To facilitate the Servicer’s servicing of the 2015-B Reference Pool under the Servicing Supplement, the Indenture Trustee will be deemed to release, and does release, and each Noteholder or Note Owner by its acceptance of a Note or an interest or participation in a Note respectively acknowledges that the Indenture Trustee will release any and all Liens and other rights and interests it possesses or may possess from time to time, without further action of the parties, in, to and under:

(i)            each Lease and Leased Vehicle and all proceeds thereof (and the proceeds of the 2015-B Exchange Note, to the extent consisting of the proceeds of the Lease or Leased Vehicle), effective on the date on which an Administrative Reallocation Amount for the Lease and Leased Vehicle is deposited in the Exchange Note Collection Account; and

(ii)           each Leased Vehicle and the proceeds thereof (and the proceeds of the 2015-B Exchange Note, to the extent consisting of the proceeds of the Leased Vehicle) and the rights of the Titling Company and/or Ford Credit (individually or as Servicer) under any contract or agreement for the sale or other disposition of the Leased Vehicle (including in connection with the realization of the proceeds of any insurance policy on or covering the Leased Vehicle), effective immediately prior to the date on which the contract or agreement arises (provided, that the Servicer will receive and apply all proceeds of the Leased Vehicles in accordance with Section 6.1(a) of the Servicing Agreement).

(c)           The Indenture Trustee, when there are no Notes Outstanding and all sums due from the Issuer to the Indenture Trustee under Section 6.7 have been paid in full, or as otherwise contemplated in Section 10.1, will release the 2015-B Collateral from the Lien of this Indenture and release to the Issuer or any other Person entitled to those funds, the funds then in the Bank Accounts under this Indenture.  The Indenture Trustee will release property from the Lien of this Indenture under this Section 8.4(c) only on receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.1

(d)           On receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.1, the Indenture Trustee will execute any and all instruments reasonably requested of it and authorize the filing of termination statements to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, to effect the release of the 2015-B Collateral permitted by this Section 8.4 and Section 10.1.  No party relying on an instrument or authorization executed by the Indenture Trustee as provided in this Article VIII is required to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or require evidence of the application of any monies.

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.1.           Supplemental Indentures Without Consent of Noteholders.

(a)           The Issuer and the Indenture Trustee, when directed by Issuer Order, may enter, without the consent of the Noteholders but with prior notice by the Issuer to the Rating Agencies, into one or more indentures supplemental to this Indenture (which will conform to the provisions of the TIA as in force at the date of the execution of any such indenture supplemental to this Indenture) for any of the following purposes:

(i)            to correct or expand the description of any property subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(ii)           to evidence the succession, in compliance with this Indenture, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer in this Indenture and in the Notes;

(iii)          to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power conferred on the Issuer in this Indenture;

(iv)          to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)           to cure any ambiguity, to correct or supplement any provision in this Indenture or in any supplemental indenture that may be inconsistent with any other provision in this Indenture or in any supplemental indenture or to add provisions not inconsistent with the provisions of this Indenture so long as the action does not materially adversely affect the interests of the Noteholders;

(vi)          to evidence the acceptance of the appointment under this Indenture of a successor trustee for the Notes and to add to or change any of the provisions of this Indenture as will be necessary to facilitate the administration of the trusts under this Indenture by more than one trustee, under Article VI; or

(vii)         to modify, eliminate or add to the provisions of this Indenture as necessary to effect the qualification of this Indenture under the TIA and to add to this Indenture any other provisions required by the TIA.

All supplemental indentures under this Section 9.1(a) will be in form reasonably satisfactory to the Indenture Trustee.  The Indenture Trustee is authorized to join in the execution of any such supplemental indenture and to make any further reasonably appropriate agreements and stipulations that may be contained in the supplemental indenture.

(b)           The Issuer and the Indenture Trustee, when directed by Issuer Order, may enter, without the consent of any of the Noteholders, into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner (other than the modifications set forth in Section 9.2) the rights of the Noteholders under this Indenture or for the purpose of issuing additional securities in exchange for all or a portion of the Residual Interest, subject to the following conditions:

(i)            the Issuer delivers, or causes the Indenture Administrator to deliver, to the Indenture Trustee an Officer’s Certificate stating that the amendment will not have a material adverse effect on the Notes;

(ii)           the Issuer delivers an Opinion of Counsel to the Indenture Trustee stating that the amendment will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code, (B) cause the Issuer or any Titling Company to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (C) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes;

(iii)          the Rating Agency Condition has been satisfied for the amendment; and

(iv)          for the issuance of additional securities only, (A) payments of interest and principal on those additional securities on each Payment Date will be subordinate to payments of interest and principal on the Notes and (B) either (1) the additional securities are registered under the Securities Act or (2) the Issuer delivers an Opinion of Counsel to the Indenture Trustee stating that the offer, sale and delivery of the additional securities do not require registration under the Securities Act.

Section 9.2.           Supplemental Indentures with Consent of Noteholders.

(a)           The Issuer and the Indenture Trustee, when directed by Issuer Order, may enter, with the consent of the Noteholders of a majority of the Note Balance of the Controlling Class and with prior notice by the Issuer to the Rating Agencies, into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture if the Issuer delivers an Opinion of Counsel to the Indenture Trustee stating that the amendment will not (i) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii) cause the Issuer or any Titling Company to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; provided, however, that no such supplemental indenture, without the consent of each Noteholder of each Outstanding Note adversely affected by the supplemental indenture, will:

(A)          modify or alter Section 9.1 or this Section 9.2;

(B)          change (1) the Final Scheduled Payment Date or the date of payment of any installment of principal of or interest on any Note, (2) the principal amount of or interest rate on any Note, (3) the Note Redemption Price, (4) the provisions of this Indenture relating to the priority of payments on the Notes or relating to the application of collections on, or the proceeds of the sale of, the 2015-B Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest on any Note is payable or (5) the right of Noteholders to institute Proceedings to enforce this Indenture;

(C)          modify the percentage of the Note Balance of the Notes Outstanding or the Controlling Class required for any action;

(D)          modify or alter (1) the second proviso to the definition of “Outstanding” or (2) the definition of “Controlling Class”;

(E)           modify the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date; or

(F)           permit the creation of any Lien ranking prior or equal to the Lien of this Indenture on any portion of the 2015-B Collateral other than Permitted Liens or, except as permitted by this Indenture or the other 2015-B Basic Documents, release the Lien of this Indenture on any portion of the 2015-B Collateral.

(b)           It will not be necessary for any Act of Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it will be sufficient if the Act of Noteholders approves the substance of the proposed supplemental indenture.

Section 9.3.           Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification of the trusts created by this Indenture, the Indenture Trustee will be entitled to receive, and subject to Sections 6.1 and 6.2, will be fully protected in relying on, an Opinion of Counsel stating that the execution of the supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of the supplemental indenture have been satisfied.  The Indenture Trustee may, but is not obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, powers, duties, obligations, liabilities or immunities under this Indenture or otherwise.

Section 9.4.           Effect of Supplemental Indenture.  On the execution of any supplemental indenture under this Article IX, this Indenture will be modified and amended in accordance with the supplemental indenture, and the supplemental indenture will be part of this Indenture for any and all purposes.  Every Noteholder of Notes authenticated and delivered before or after the supplemental indenture will be bound by the supplemental indenture.

Section 9.5.           Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed under this Article IX will conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture is qualified under the Trust Indenture Act.

Section 9.6.           Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture under this Article IX may, and if required by the Indenture Trustee will, bear a notation in form approved by the Indenture Trustee for any matter provided for in the supplemental indenture.  If the Issuer or the Indenture Trustee so determine, new Notes modified to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X
REDEMPTION OF NOTES

Section 10.1.         Redemption.

(a)           The Notes are subject to redemption in whole, but not in part, on the redemption of the 2015-B Exchange Note under Section 5.1 of the Servicing Supplement on any Payment Date on which the Servicer exercises its option to purchase the 2015-B Exchange Note under Section 5.1 of the Servicing Supplement.  The purchase price required to be paid by the Servicer for the 2015-B Exchange Note under Section 5.1 of the Servicing Supplement (which amount, together with amounts in the Collection Account, will be sufficient to in turn pay the Note Redemption Price on the Notes) will be treated as 2015-B Collections and applied in accordance with Section 8.2.  If the Notes are to be redeemed under this Section 10.1, the Servicer or the Issuer will notify the Indenture Trustee by Issuer Request and the Rating Agencies of that election at least ten days prior to the Redemption Date.  The Issuer will, or will cause the Servicer to, deposit, by 10:00 a.m. (New York City time) on the Redemption Date, in the Exchange Note Collection Account an amount sufficient to pay the Note Redemption Price in accordance with Section 8.2.  After the Servicer or the Issuer notifies the Indenture Trustee that the Notes are to be redeemed in accordance with this Section 10.1, the Indenture Trustee will promptly notify the Noteholders:

(i)            of the Redemption Date;

(ii)           of the Note Redemption Price;

(iii)          of the outstanding Note Balance of each Class of the Notes to be prepaid as of the most recent Payment Date and that the Notes plus accrued and unpaid interest on the Notes at the applicable Note Interest Rate to the Redemption Date will be paid in full;

(iv)          of the place where the Notes are to be surrendered for final payment (which will be the office or agency of the Issuer maintained as provided in Section 3.2); and

(v)           that on the Redemption Date, the Note Redemption Price will become due and payable on the Notes and that interest on the Notes will cease to accrue from and after the Redemption Date, unless the Issuer defaults in the payment of the Notes on the Redemption Date.

(b)           The Issuer will cause the Servicer to deposit by 10:00 a.m. (New York City time) on the Business Day preceding the Redemption Date (or, with satisfaction of the Rating Agency Condition, on the Redemption Date) in the Collection Account the amount required under Section 5.1 of the Servicing Supplement, at which time all such Notes will be paid in full on the Redemption Date.

(c)           On the Redemption Date, the Note Redemption Price will be due and payable and interest on the Notes will cease to accrue from and after the Redemption Date, unless the Issuer defaults in the payment of the Notes on the Redemption Date.  On redemption, the Indenture Trustee will release the 2015-B Collateral from the Lien of this Indenture and release to the Issuer or any other Person entitled to any funds then in the Bank Accounts under this Indenture in accordance with Section 8.4(c).

ARTICLE XI
MISCELLANEOUS

Section 11.1.         Compliance Certificates and Opinions, etc.

(a)           In connection with any order or request by the Issuer to the Indenture Trustee to take any action under this Indenture, the Issuer will deliver the following documents to the Indenture Trustee (such documents, collectively, an “Issuer Order” or “Issuer Request”, as applicable): (i) a written order or a written request, respectively, signed in the name of the Issuer by any one of its Responsible Persons and delivered to the Indenture Trustee, (ii) an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with, (iii) to the extent required by the TIA or on the request of the Indenture Trustee, an Opinion of Counsel stating that in the opinion of that counsel all those conditions precedent have been complied with and (iv) (if required by the TIA) an Independent Certificate from a firm of certified public accountants of national reputation selected by the Issuer.  However, in the case of any such order or request for which the furnishing of the documents is specifically required by this Indenture, no additional certificate or opinion need be furnished.

(b)           Every certificate or opinion on compliance with a condition or covenant provided for in this Indenture will include:

(i)            a statement that each signatory of the certificate or opinion has read the covenant or condition and the definitions in this Indenture relating to the covenant or condition;

(ii)           a brief statement regarding the nature and scope of the examination or investigation on which the statements or opinions contained in the certificate or opinion are based;

(iii)          a statement that, in the opinion of each such signatory, the signatory has made an examination or investigation to the extent necessary to enable the signatory to express an informed opinion on whether or not the covenant or condition has been complied with; and

(iv)          a statement regarding whether, in the opinion of each such signatory, the condition or covenant has been complied with.

(c)           (i)            Before depositing any cash or property with the Indenture Trustee that is to be made the basis for the release of any property subject to the Lien of this Indenture, the Issuer will, furnish to the Indenture Trustee (A) an Officer’s Certificate stating the opinion of each Responsible Person signing the certificate regarding the fair value (within 90 days of the deposit) to the Issuer of the cash or property to be so deposited and (B) an Independent Certificate regarding the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other of those securities made the basis of any such withdrawal or release since the commencement of the then-current year, as set forth in the certificates delivered under Section 11.1(c)(i)(A), is 10% or more of the Note Balance of the Notes Outstanding, but a certificate need not be furnished for any property or securities so deposited, if the fair value of the property or securities to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance of the Notes Outstanding.

(ii)           Whenever any property or securities are to be released from the Lien of this Indenture, the Issuer will furnish to the Indenture Trustee (A) an Officer’s Certificate certifying or stating the opinion of each Responsible Person signing the certificate regarding the fair value (within 90 days of the release) of the property or securities proposed to be released and stating that in the opinion of that Responsible Person the proposed release will not impair the security under this Indenture in contravention of the provisions of this Indenture and (B) an Independent Certificate regarding the same matters, if the fair value of the property or securities and of all other property, other than property as contemplated by Section 11.1(d), or securities released from the Lien of this Indenture since the commencement of the then-current year, as set forth in the certificates required by Section 11.1(c)(ii)(A) and this Section 11.1(c)(ii)(B), equals 10% or more of the Note Balance of the Notes Outstanding, but the certificate need not be furnished in the case of any release of property or securities, if the fair value of the property or securities as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance of the Notes Outstanding.

(d)           Notwithstanding Sections 2.9, 8.4 or 10.1 or any other provisions of this Section 11.1, the Issuer may, without compliance with the requirements of the other provisions of this Section 11.1, (i) collect, liquidate, sell or otherwise dispose of (or, as Holder of the 2015-B Exchange Note, cause the Titling Companies to collect, liquidate, sell, remove or otherwise dispose of) Leases and Leased Vehicles in the ordinary course of its business; provided, that all Collections, Recoveries and related amounts and proceeds of the dispositions are applied in accordance with the provisions of this Indenture and (ii) make cash payments out of the Bank Accounts, in each case, as and to the extent permitted or required by the 2015-B Basic Documents.

(e)           If the Securities and Exchange Commission issues an exemptive order under Section 304(d) of the TIA modifying the Indenture Trustee’s obligations under Sections 314(c) and 314(d)(1) of the TIA, the Indenture Trustee will release property from the Lien of this Indenture only in accordance with the Transaction Documents and the conditions and procedures set forth in the exemptive order.

Section 11.2.         Form of Documents Delivered to Indenture Trustee.

(a)           Any Officer’s Certificate of a Responsible Person of the Issuer may be based, insofar as it relates to legal matters, on an opinion of counsel, unless that Responsible Person knows, or in the exercise of reasonable care should know, that the opinion, for the matters on which the Officer’s Certificate is based, is erroneous.  Any Officer’s Certificate of a Responsible Person of the Issuer or opinion of counsel may be based, insofar as it relates to factual matters, on an Officer’s Certificate of or representation by a Responsible Person of the Servicer, the Depositor or the Issuer (including by the Indenture Administrator on behalf of the Issuer), stating that the information regarding those factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Indenture Administrator, unless the Responsible Person of the Issuer or counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate or representation regarding those matters is erroneous.

(b)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all those matters be certified by, or covered by the opinion of, only one specified Person, or that they be certified or covered by only one document, but one specified Person may certify or give an opinion on some matters and one or more other specified Persons on other matters, and any such Person may certify or give an opinion on those matters in one or several documents.

Section 11.3.         Acts of Noteholders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders or a specified percentage of Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Noteholders in person or by agents duly appointed in writing.  Except as otherwise provided in this Indenture the action will become effective when the instrument or instruments are delivered to the Indenture Trustee, and, if required, to the Issuer.  The instrument or instruments (and the action embodied in the instrument or instruments and evidenced by the instrument or instruments) are sometimes referred to in this Indenture as the “Act of Noteholders” signing the instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.  The Issuer by entering into this Indenture, and each Noteholder, by its acceptance of a Note, directs the Indenture Trustee to execute and deliver the Control Agreement and the Joinder Agreement for the Indenture Trustee.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)           Any Act of Noteholders will bind the Noteholder of every Note issued on the registration of the Note or in exchange for the Note or in lieu of the Note, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance on the Note, whether or not notation of the action is made on the Note.

Section 11.4.         Notices to Indenture Trustee, Issuer and Rating Agencies.

(a)           Unless otherwise specified in this Indenture, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Indenture must be in writing and will be deemed to have been given and made:

(i)            on delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii)           in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)          in the case of an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)          in the case of an electronic posting to a password-protected website to which the recipient has been provided access, on delivery (without the requirement of confirmation of receipt) of an email to the recipient stating that the electronic posting has occurred.

Unless otherwise specified in this Indenture, any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule A or at another address that any party may designate by notice to the other parties.

(b)           Any notice required or permitted to be mailed to a Noteholder (i) in the case of Definitive Notes, must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of that Person as shown in the Note Register or (ii) in the case of Book-Entry Notes, must be delivered under the applicable procedures of the Clearing Agency.  Any notice so mailed within the time prescribed in this Indenture will be conclusively presumed to have been duly given, whether or not the Noteholder receives the notice.

Section 11.5.         Notices to Noteholders; Waiver.

(a)           Any notice to Noteholders will be sufficiently given (unless otherwise provided in this Indenture) if in writing and (i) in the case of Definitive Notes, sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to each Noteholder adversely affected by the event, at its address or fax number as it appears on the Note Register or (ii) in the case of Book-Entry Notes, delivered under the applicable procedures of the Clearing Agency, in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of the notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail the notice nor any defect in any notice so mailed to any particular Noteholder will affect the sufficiency of the notice to other Noteholders, and any notice that is mailed in the manner provided in this Indenture will conclusively be presumed to have been duly given.

(b)           Where this Indenture provides for notice in any manner, the notice may be waived by any Person entitled to receive the notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Noteholders will be filed with the Indenture Trustee but the filing will not be a condition precedent to the validity of any action taken in reliance on a waiver.

(c)           In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Noteholders when the notice is required to be given under this Indenture, then any manner of giving the notice satisfactory to the Indenture Trustee will be deemed to be a sufficient giving of the notice.

(d)           Where this Indenture provides for notice to the Rating Agencies, failure to give the notice will not affect any other rights or obligations created under this Indenture, and will not under any circumstance constitute a Default or Event of Default.

Section 11.6.         Conflict with Trust Indenture Act.  If any provision of this Indenture limits, qualifies or conflicts with another provision of this Indenture that is required or deemed to be included in this Indenture by any of the provisions of the TIA, the required or deemed provision will control.  The provisions of Sections 310 through 317 of the TIA that impose duties on any Person (including the provisions automatically deemed included in this Indenture unless expressly excluded by this Indenture) are a part of and govern this Indenture.

Section 11.7.         Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, will give to any Person, other than the parties to this Indenture and their successors under this Indenture, and the 2015-B Secured Parties and any other party with rights to payments or distributions under this Indenture, and any other Person with an ownership interest in any portion of the 2015-B Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.8.         GOVERNING LAW.  THIS INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 11.9.         Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Indenture.  The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or in the future have to the laying of the venue of any legal proceedings arising out of or relating to this Indenture brought in one of those courts and any claim that one of those courts is an inconvenient forum.

Section 11.10.      WAIVER OF JURY TRIAL.  EACH PARTY TO THIS INDENTURE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

Section 11.11.      Severability.  If any of the covenants, agreements or terms of this Indenture is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Indenture and will in no way affect the validity, legality or enforceability of the remaining Indenture or of the Notes or the rights of the Noteholders.

Section 11.12.      Headings.  The headings in this Indenture are included for convenience only and will not affect the meaning or interpretation of this Indenture.

Section 11.13.      Issuer Obligation.  No recourse may be taken, directly or indirectly, for the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection with this Indenture or the Notes, against (a) the Indenture Trustee or the Owner Trustee each in its individual capacity, (b) any holder of a beneficial interest in the Issuer, (c) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (d) any holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity, except as any such Person may have agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacities).  For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer under this Indenture, the Owner Trustee will be subject to, and entitled to the benefits of, Articles V, VI and VII of the Trust Agreement.

Section 11.14.      Subordination of Claims against the Depositor.

(a)           The obligations of the Issuer under this Indenture are solely the obligations of the Issuer and do not represent any obligation or interest in any assets of the Depositor.  The Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or an interest or participation in a Note, acknowledge and agree that they have no right, title or interest in or to any Other Assets of the Depositor.  Notwithstanding the preceding sentence, if the Indenture Trustee, Noteholder or Note Owner either (i) asserts an interest or claim to, or benefit from, the Other Assets or (ii) is deemed to have any such interest, claim to, or benefit in or from the Other Assets, whether by operation of law, legal process, under insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then the Indenture Trustee, Noteholder or Note Owner further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of those Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by, those Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on those other obligations and liabilities.  This subordination agreement is deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  The Indenture Trustee, each Noteholder and each Note Owner further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.14 and this Section 11.14 may be enforced by an action for specific performance.

(b)           This Section 11.14 is for the third party benefit of those entitled to rely on this Section 11.14 and will survive the termination of this Indenture.

Section 11.15.      No Petition.  The Indenture Trustee, each Noteholder or Note Owner, by accepting a Note or an interest or participation in a Note, each covenants and agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Holders of Certificates and all holders of any other Securities (as defined in the related Titling Company Agreement) the payments on which are derived in any material part from amounts received on any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any other Person in instituting against, the Issuer, the Depositor, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law and agrees it will not file, cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, any Holding Company, any Titling Company or the Holders of the Collateral Specified Interest Certificates during the same period.  This Section 11.15 will survive the resignation or removal of the Indenture Trustee under this Indenture and the termination of this Indenture.

Section 11.16.      Rights Limited to Collateral Specified Interest.

(a)           Any claim under this Indenture or any Note issued under this Indenture against any of the Titling Companies will be limited in recourse to the Collateral Assets.  If, notwithstanding the preceding sentence, any Noteholder or any other Person having a claim under this Indenture will be deemed to have any claim against any Specified Interest of any Titling Company other than the Collateral Specified Interest, or any Titling Company Interests allocated to any such other Specified Interest, the claim will be subordinate to the payment in full, including post-petition interest, of the claims of (i) the holders of any securities relating to the other Specified Interest or (ii) parties to any undertaking, agreement, contract or other written obligation of the Holders of the Series relating to the other Specified Interest, the payments under which are derived in any material part from or collateralized by amounts received on the related Specified Assets (as defined in the related Titling Company Agreement) of the other Specified Interest.  This subordination agreement is deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  The Indenture Trustee and each Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.16 and this Section 11.16 may be enforced by an action for specific performance.

(b)           Each Noteholder, and each other Person having a claim under this Indenture, by taking delivery or accepting the benefits hereof or thereof, and the Indenture Trustee on behalf of itself and each such Person, irrevocably makes the election afforded to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code for any secured claim that the Noteholder or other Person, as the case may be, may have at any time against any Titling Company or against any Specified Interest of any Titling Company other than the Collateral Specified Interest.

(c)           This Section 11.16 is for the third party benefit of the holders, pledgees or other beneficiaries of any Securities or parties to or other beneficiaries of any agreement, contract or other written obligation of the type referred to in Section 11.16(a)(ii) which relates to any Specified Interest of any Titling Company other than the Collateral Specified Interest and will survive the termination of this Indenture.

Section 11.17.      Counterparts.  This Indenture may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT AUTO LEASE TRUST 2015-B,
as Issuer

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee of Ford Credit Auto Lease Trust 2015-B

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

[Signature Page to Indenture]

Agreed and Acknowledged for purposes
of the Granting Clause:

CAB EAST LLC

By:
Name: Susan J. Thomas
Title: Secretary

CAB WEST LLC

By:
Name: Susan J. Thomas
Title: Secretary

FCALM, LLC

By:
Name: Susan J. Thomas
Title: Secretary

[Signature Page to Indenture]

Schedule A

Notice Addresses

1.                                      If to Ford Credit, in its individual capacity or as Servicer, Custodian, Indenture Administrator:

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 802-A3
One American Road
Dearborn, Michigan 48126
Attention:  Securitization Operations Supervisor
Telephone:  (313) 248-9379
Email:  FDSecops@ford.com

With a copy to:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 322-1200
Fax:  (313) 337-1160

2.                                      If to the Depositor:

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 802-A3
One American Road
Dearborn, Michigan 48126
Attention:  Ford Credit SPE Management Office
Telephone:  (313) 594-3495
Email:  FSPEMgt@ford.com

With a copy to:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 322-1200
Fax:  (313) 337-1160

SA-1

3.                                      If to the Issuer:

c/o the Owner Trustee at the Corporate Trust Office of the Owner Trustee

With copies to:

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 802-A3
One American Road
Dearborn, Michigan 48126
Attention:  Ford Credit SPE Management Office
Telephone:  (313) 594-3495
Email:  FSPEMgt@ford.com

and

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 322-1200
Fax:  (313) 337-1160

4.                                      If to the Owner Trustee, at the Corporate Trust Office of the Owner Trustee

5.                                      If to the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee;

6.                                      If to Fitch:

Fitch Ratings, Inc.
1 State Street Plaza
New York, New York 10004
Attention:  Asset Backed Surveillance
Telephone:  (212) 908-0500
Fax:  (212) 514-9879

7.                                      If to Standards & Poor’s:

Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC

business

55 Water Street, 40th Floor

New York, New York 10041

Attention:  Asset Backed Surveillance Department

Telephone:  (212) 438-1000

Fax:  (212) 438-2649

SA-2

Exhibit A

Form of Class [A-[  ][ ]/B/C] Note

Ford Credit Auto Lease Trust 2015-B

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN ANY OTHER NAME REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO ANY OTHER ENTITY REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.

[Class C Notes Only: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER OF THIS NOTE (OR OF AN INTEREST OR PARTICIPATION IN THIS NOTE), BY PURCHASING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) MAY BE SOLD, TRANSFERRED, ASSIGNED, PARTICIPATED, PLEDGED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (I) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) UNDER RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (III) TO THE DEPOSITOR OR ITS AFFILIATES, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.]

EACH HOLDER OF THIS NOTE (OR OF AN INTEREST OR PARTICIPATION IN THIS NOTE) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”), BY ACCEPTING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), IS DEEMED TO REPRESENT THAT ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT

PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS PURCHASE, HOLDING AND DISPOSITION DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF SIMILAR LAW).

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH IN THIS NOTE.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE OF THIS NOTE.

REGISTERED	$[ ]
No. R-1	CUSIP NO. [ ]

FORD CREDIT AUTO LEASE TRUST 2015-B

CLASS [A-[  ][ ]/B/C] [  ]% ASSET BACKED NOTES

Ford Credit Auto Lease Trust 2015-B, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [                ] DOLLARS payable on the fifteenth day of each month, or, if any such day is not a Business Day, the next succeeding Business Day, commencing in May 2015 (each, a “Payment Date”) in an amount equal to the aggregate amount payable to Noteholders of Class [A-[  ][ ]/B/C] Notes on that Payment Date from the Principal Payment Account in respect of principal on the Class [A-[  ][ ]/B/C] Notes under Section 3.1 of the Indenture, dated as of October 1, 2015 (the “Indenture”), between the Issuer and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”).  However, the entire unpaid principal amount of this Note will be due and payable on the earlier of the [          ] Payment Date (the “Class [A-[  ][ ]/B/C] Final Scheduled Payment Date”) or the Redemption Date under Section 10.1 of the Indenture.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes will be due and payable on the date on which the Notes are declared to be immediately due and payable in the manner provided in Section 5.2(a) of the Indenture.  All principal payments on the Class [A-[  ][ ]/B/C] Notes will be made ratably to the Noteholders entitled to those principal payments. Capitalized terms used but not otherwise defined in this Note are defined in Article I of the Indenture, which also contains rules of usage applicable to this Note.

The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in Section 3.1 of the Indenture.  Interest on this Note will accrue for each Payment Date from and including the [15th day of the month preceding each Payment Date] [previous Payment Date on which interest has been paid] (or, in the case of the initial Payment Date, from and including the 2015-B Closing Date) to but excluding [the 15th day of the month in which that Payment Date occurs] [that Payment Date].  Interest will be computed on the basis of [actual days elapsed and] a 360-day year [of twelve 30 day months].

The principal of and interest on this Note are payable in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer on this Note will be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is one of a duly authorized issue of Class [A-[  ][ ]/B/C] [  ]% Asset Backed Notes (the “Class [A-[  ][ ]/B/C] Notes”) of the Issuer.  Also authorized under the Indenture are [the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes].  The Indenture and all indentures supplemental to the Indenture set forth the respective rights and obligations of the Issuer, the

Indenture Trustee and the Noteholders under the Indenture.  The Notes are subject to all terms of the Indenture.

The [A-[  ][ ]/B/C] Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.  Interest on and principal of the Notes will be payable in accordance with the priority of payments set forth in Section 8.2 of the Indenture.  [Class B only:][The Class B Notes are subordinated in right of payment to the Class A Notes.]  [Class C only:][The Class C Notes are subordinated in right of payment to the Class A Notes and the Class B Notes.]

Payments of interest on this Note on each Payment Date, together with any installment of principal to the extent not in full payment of this Note, will be made to the Registered Noteholder of this Note either by wire transfer in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities for the wire transfer, if the Noteholder has provided to the Note Registrar appropriate written instructions at least five Business Days before that Payment Date and the Noteholder’s Notes in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed first class mail, postage prepaid, to the Registered Noteholder’s address as it appears on the Note Register on each Record Date.  However, unless Definitive Notes have been issued to Note Owners, payment will be made by wire transfer in immediately available funds to the account designated by Cede & Co., as nominee of the Clearing Agency or any successor nominee.  The payments will be made without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note effected by any payments made on any Payment Date will be binding on all future Noteholders of this Note and of any Note issued on the registration of transfer of this Note or in exchange of this Note or in lieu of this Note, whether or not noted on this Note.  If funds are expected to be available for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Registered Noteholder of this Note as of the preceding Record Date by notice mailed or transmitted by fax before that Payment Date, and the amount then due and payable will be payable only on presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for those purposes located in The City of New York.

The Issuer will pay interest on overdue installments of interest at the Class [A-[  ][ ]/B/C] Note Interest Rate to the extent lawful.

The Notes may be redeemed, in whole but not in part, in the manner and to the extent described in the Indenture and the Servicing Supplement.

The transfer of this Note is subject to the restrictions on transfer specified on the face of this Note and to the other limitations set forth in the Indenture.  Subject to the satisfaction of those restrictions and limitations, the transfer of this Note may be registered on the Note Register on surrender of this Note for registration of transfer at the office or agency designated by the Issuer under the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder of this Note or the Noteholder’s attorney duly authorized in writing, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, and then one or more new

Notes of the same Class in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay an amount sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, an interest or participation in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, for the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection with the Notes and the Indenture, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any holder of a beneficial interest in the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (iv) any holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity, except as any such Person may have agreed.

The obligations of the Issuer under the Indenture are solely the obligations of the Issuer and do not represent any obligation or interest in any assets of the Depositor.  Each Noteholder and Note Owner, by its acceptance of a Note or an interest or participation in a Note, acknowledges and agrees that it has no right, title or interest in or to any Other Assets of the Depositor.  Notwithstanding the preceding sentence, if the Noteholder or Note Owner either (i) asserts an interest or claim to, or benefit from, Other Assets or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, under insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then the Noteholder or Note Owner further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of those Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by those Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on those other obligations and liabilities.

Any claim under any Note issued under the Indenture against any of the Titling Companies will be limited in recourse to the Collateral Assets.  If, notwithstanding the preceding sentence, any Noteholder or any other Person having a claim under the Indenture will be deemed to have any claim against any Specified Interest of any Titling Company other than the Collateral Specified Interest, or any Titling Company Interests allocated to any such other Specified Interest, the claim will be subordinate to the payment in full, including post-petition interest, of the claims of (i) the holders of any securities relating to the other Specified Interest and (ii) parties to any undertaking, agreement, contract or other written obligation of the Holders of the Series relating to the other Specified Interest, the payments under which are derived in any material part from or collateralized by amounts received on the related Specified Assets (as defined in the related Titling Company Agreement) of the other Specified Interest.

THIS SUBORDINATION AGREEMENT WILL BE DEEMED A SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(a) OF THE BANKRUPTCY CODE.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, an interest or participation in a Note, covenants and agrees by accepting the benefits of the Indenture that before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Holders of Certificates and all holders of any other Securities (as defined in the related Titling Company Agreement) the payments on which are derived in any material part from amounts received on any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any other Person in instituting against, the Issuer, the Depositor, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the 2015-B Exchange Note, the Notes, the Indenture or any of the other 2015-B Basic Documents and agrees it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, any Holding Company, any Titling Company or the Holders of the Collateral Specified Interest Certificates during the same period.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State, and local income and franchise tax purposes, Notes that are beneficially owned by a Person other than Ford Credit or its Affiliates will qualify as indebtedness of the Issuer secured by the Collateral.  Each Noteholder or Note Owner, by its acceptance of a Note or an interest or participation in a Note, will be deemed to agree to treat the Notes for federal, State and local income, single business and franchise tax purposes as indebtedness of the Issuer.

For any date of determination, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as of that date as the owner of the Note for the purpose of receiving payments of principal of and any interest on the Note and for all other purposes, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee will recognize notice to the contrary.

The Indenture permits, with certain exceptions requiring the consent of all adversely affected Noteholders as provided in the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture by the Issuer with the consent of the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders provided certain conditions are satisfied.  In addition, the Indenture contains provisions permitting the Noteholders of Notes evidencing specified percentages of the Note Balance of the Notes Outstanding or of the Controlling Class, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain defaults under the Indenture and their consequences.  Any such consent or waiver by the Noteholder of this Note will be conclusive and binding on the Noteholder and on all future Noteholders of this Note and of any Note issued on the registration of transfer of this Note or in exchange of this Note or in lieu of this Note whether or not notation of the consent or waiver is made on this Note.

The term “Issuer”, as used in this Note, includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth in the Indenture.

THIS NOTE AND THE INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

No reference in this Note to the Indenture, and no provision of this Note or of the Indenture, will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency prescribed in this Note.

Anything in this Note to the contrary notwithstanding, except as provided in the 2015-B Basic Documents, none of The Bank of New York Mellon, in its individual capacity, U.S. Bank Trust National Association, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal or of interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture.  The Noteholder of this Note, by its acceptance of this Note, agrees that, except as provided in the 2015-B Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder has no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained in this Note will be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Unless the certificate of authentication on this Note has been executed by the Indenture Trustee whose name appears below by manual signature, this Note will not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

[Remainder of This Page Intentionally Left Blank]

The Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Person, as of the date set forth below.

Date: October    , 2015

FORD CREDIT AUTO LEASE TRUST 2015-B

By:	U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee of Ford Credit Auto Lease Trust 2015-B

By:
Responsible Person

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class [A-[  ][ ]/B/C] Notes designated above and referred to in the Indenture.

Date: October    , 2015

THE BANK OF NEW YORK MELLON,
not in its individual capacity but
solely as Indenture Trustee

By:
Responsible Person

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:                                                                                     .

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights under said Note, and hereby irrevocably constitutes and appoints                  , attorney, to transfer said Note on the books kept for registration of said Note, with full power of substitution in the premises.

Dated:		*/
Signature Guaranteed*/

*/                                     NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  The signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program or another “signature guarantee program” selected by the Note Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Exchange Act.